Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-191468

PROSPECTUS SUPPLEMENT NO. 1
(to Prospectus dated November 12, 2013)

Actinium Pharmaceuticals, Inc.
25,735,497 Shares of Common Stock

This Prospectus Supplement No. 1 supplements and amends our Prospectus dated November 12, 2013. This Prospectus Supplement No. 1 includes (i) our attached Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, as filed with the Securities and Exchange Commission on November 14, 2013 and (ii) an updated Selling Stockholders table.

The Prospectus and this Prospectus Supplement No. 1 relate to the disposition from time to time by the selling shareholders identified in the Prospectus and this Prospectus Supplement No. 1, including their donees, pledgees, assignees, transferees and other successors-in-interest, of up to 25,735,497 shares of our common stock. We are not selling any common stock under the Prospectus and this Prospectus Supplement No. 1, and we will not receive any of the proceeds from the sale of the shares by the selling shareholders.

Our common stock is quoted on the OTCQB tier of the OTC market place under the symbol “ATNM”. On November 18, 2013, the last quoted sale price for our common stock as reported on the OTCQB tier was $6.46 per share.

This Prospectus Supplement No. 1 should be read in conjunction with the Prospectus. Any statement contained in the Prospectus shall be deemed to be modified or superseded to the extent that information in this Prospectus Supplement No. 1 modifies or supersedes such statement. Any statement that is modified or superseded shall not be deemed to constitute a part of the Prospectus except as modified or superseded by this Prospectus Supplement No. 1.

Investing in our common stock involves certain risks. You should review carefully the risks described under “Risk Factors” beginning on page 6 of the Prospectus and under similar headings in any amendments or supplements to the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this Prospectus Supplement No. 1 is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 1 is November 19, 2013.

* * * * *

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒  Quarterly Report PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2013
or

☐  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _______________________  to  ___________________________

Commission File Number:  000-52446

ACTINIUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	88-0378336
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

501 Fifth Avenue, 3rd Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

(646) 459-4201
(Registrant’s Telephone Number, Including Area Code)

 (Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
☒  Yes          No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).
☒   Yes         No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐   Yes     ☒   No

APPLICABLE ONLY TO ISSUERS INVOLVED IN BANKRUPTCY
PROCEEDINGS DURING THE PRECEDING FIVE YEARS:

Indicate by check mark whether the registrant has filed all documents and reports required to be filed by Sections 12, 13 or 15(d) of the Securities Exchange Act of 1934 subsequent to the distribution of securities under a plan confirmed by a court. ☐   Yes      ☐   No

APPLICABLE ONLY TO CORPORATE ISSUERS:

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of November 12, 2013; 23,656,582

Actinium Pharmaceuticals, Inc.
FORM 10-Q
For period ended September 30, 2013

PART I - FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company and are unaudited.  In the opinion of management, all adjustments (which include all normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at September 30, 2013 and 2012 and for the periods then ended have been made.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s audited financial statements for the year ended December 31, 2012.  The results of operations for the period ended September 30, 2013 are not necessarily indicative of the operating results for the full year.

Actinium Pharmaceuticals, Inc.
(Formerly Cactus Ventures, Inc.)
(A Development Stage Company)
Consolidated Balance Sheets
(Unaudited)

	September 30, 2013	December 31, 2012

Assets

Current Assets:
Cash and cash equivalents	$3,990,063	$5,618,669
Prepaid expenses and other current assets	53,000	167,143
Total Current Assets	4,043,063	5,785,812

Property and equipment, net of accumulated depreciation	6,918	3,010
Total Assets	$4,049,981	$5,788,822

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable and accrued expenses	$312,001	$897,044
Accounts payable and accrued expenses - related party	375,686	31,185
Note payable	-	140,000
Derivative liabilities	2,757,966	3,574,958
Total Current Liabilities	3,445,653	4,643,187

Total Liabilities	3,445,653	4,643,187

Commitments and contingencies

Stockholders' Equity:
Preferred stock, $0.001 par value; 10,000,000 authorized
0 shares issued and outstanding	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized;
23,656,582 and 21,391,665 shares issued and outstanding, respectively	236,565	213,916
Additional paid in capital	61,005,177	56,675,182
Deficit accumulated during the development stage	(60,637,414)	(55,743,463)
Total Stockholders' Equity	604,328	1,145,635

Total Liabilities and Stockholders' Equity	$4,049,981	$5,788,822

See accompanying notes to consolidated financial statements.

Actinium Pharmaceuticals, Inc.
(Formerly Cactus Ventures, Inc.)
(A Development Stage Company)
Consolidated Statements of Operations
(Unaudited)

					For the Period
					from June 13, 2000
	For the three months ended		For the nine months ended		(Inception) to
	September 30,		September 30,		September 30,
	2013	2012	2013	2012	2013

Revenue	$-	$-	$-	$-	$-

Operating expenses:
Research and development, net of reimbursements	778,232	1,677,301	2,373,200	2,723,459	28,793,719
General and administrative	830,730	722,037	2,730,233	1,520,221	27,235,208
Depreciation and amortization expense	-	112	-	429	3,262,462
Loss on disposition of equipment	-	-	4,122	-	554,308
Total operating expenses	1,608,962	2,399,450	5,107,555	4,244,109	59,845,697

Loss from operations	(1,608,962)	(2,399,450)	(5,107,555)	(4,244,109)	(59,845,697)

Other income (expense):
Interest expense	(1,299)	(318,623)	(2,508)	(952,241)	(1,967,215)
Gain on extinguishment of liability	-	-	-	-	260,000
Change in fair value - derivative liabilities	189,348	(294,381)	216,112	(287,604)	915,498
Total other income (expense)	188,049	(613,004)	213,604	(1,239,845)	(791,717)

Net loss	$(1,420,913)	$(3,012,454)	$(4,893,951)	$(5,483,954)	$(60,637,414)

Net loss per common share - basic and diluted	$(0.06)	$(3.76)	$(0.22)	$(6.84)

Weighted average number of common shares outstanding - basic and diluted	23,601,895	801,799	22,401,711	801,799

See accompanying notes to consolidated financial statements.

Actinium Pharmaceuticals, Inc.
(Formerly Cactus Ventures, Inc.)
(A Development Stage Company)
Consolidated Statements of Cash Flows
(Unaudited)

			For the Period
	For the Nine	For the Nine	from June 13, 2000
	Months Ended	Months Ended	(Inception) to
	September 30,	September 30,	September 30,
	2013	2012	2013
Cash Flows From Operating Activities:
Net loss	$(4,893,951)	$(5,483,954)	$(60,637,414)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	284,371	312,500	6,336,407
Depreciation expense	-	429	3,262,462
Loss on disposition of equipment	4,122	-	554,308
Amortization of debt discount	-	678,116	900,000
Amortization of deferred financing costs	-	219,725	292,692
Gain on extinguishment of liability	-	-	(260,000)
Change in fair value derivative liabilities	(216,112)	287,604	(915,498)
Changes in operating assets and liabilities:
(Increase) decrease in:
Prepaid expenses and other current assets	114,143	14,386	87,000
Increase (decrease) in:
Accounts payable and accrued liabilities	(585,043)	173,614	653,730
Accounts payable and accrued liabilities - related party	344,501	2,100	375,686
Net Cash Used In Operating Activities	(4,947,969)	(3,795,480)	(49,350,627)

Cash Flows From Investing Activities:
Payment made for patent rights	-	-	(3,000,000)
Purchase of property and equipment	(8,030)	(1,812)	(823,689)
Net Cash Used In Investing Activities	(8,030)	(1,812)	(3,823,689)

Cash Flows From Financing Activities:
Borrowings on convertible debt, net of offering costs	-	-	645,888
Payments on note payable	(140,000)	-	(140,000)
Sales of common stock, net of offering costs	-	660,163	53,191,098
Proceeds from the exercise of warrants for cash	3,467,393	-	3,467,393
Net Cash Provided By Financing Activities	3,327,393	660,163	57,164,379

Net change in cash	(1,628,606)	(3,137,129)	3,990,063

Cash at beginning of period	5,618,669	5,703,798	-

Cash at end of period	$3,990,063	$2,566,669	$3,990,063

Supplemental disclosures of cash flow information:
Cash paid for interest	$561	$-	$1,243
Cash paid for taxes	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:

Beneficial conversion feature discount	$-	$-	$372,850
Fair value of warrants issued with debt	$-	$-	$377,150
Fair value of warrants issued with stock	$-	$318,087	$5,985,238
Fair value of warrants issued to the placement agent	$-	$159,044	$2,170,282
Conversion of notes payable and accrued interest to stock	$-	$-	$981,729
Transfer from derivative liability classification to equity classification	$600,880	$-	$4,832,204

See accompanying notes to consolidated financial statements.

Actinium Pharmaceuticals, Inc.
(Formerly Cactus Ventures, Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
(Unaudited)

Note 1 – Description of Business and Summary of Significant Accounting Policies

Nature of Business – Actinium Pharmaceuticals, Inc. formerly known as Cactus Ventures, Inc. (the “Company”, “Actinium”, “Cactus”), was incorporated under the laws of the State of Nevada on October 6, 1997. The Company was a shell entity that was in the market for a merger with an appropriate operating company.

On December 28, 2012, the Company entered into a transaction (the “Share Exchange”), pursuant to which the Company acquired 100% of the issued and outstanding equity securities of Actinium Pharmaceuticals, Inc. (“API”), in exchange for the issuance of approximately 99% of the issued and outstanding common stock, par value $0.01 per share, of the Company. The Share Exchange closed on December 28, 2012.  As a result of the Share Exchange, the former shareholders of API became the controlling shareholders of the Company. At the closing, each API shareholder received 0.333 shares (the “Exchange Ratio”) of Actinium common stock for each API share exchanged. At the closing, all of the API shareholders’ options and warrants to purchase API common stock was exchanged at the Exchange Ratio for new options or warrants, as applicable, to purchase Actinium common stock.  The Share Exchange was accounted for as a reverse takeover/recapitalization effected by a share exchange, wherein API is considered the acquirer for accounting and financial reporting purposes. The capital, share price, and earnings per share amount in these consolidated financial statements for the period prior to the reverse merger were restated to reflect the recapitalization in accordance with the exchange ratio established in the merger except otherwise noted.

API, incorporated on June 13, 2000, is a biotechnology company committed to developing breakthrough therapies for life threatening diseases using its alpha particle immunotherapy (APIT) platform and other related and similar technologies. API, together with its wholly owned subsidiary, MedActinium, Inc. (MAI), (hereinafter referred to collectively as “API”) has initiated collaborative efforts with large institutions to establish the proof of concept of alpha particle immunotherapy and has supported one Phase I/Il clinical trial and one Phase I clinical trial at Memorial Sloan-Kettering Cancer Center (MSKCC) under an MSKCC Physician Investigational New Drug Application. In 2012, API launched a multi-center corporate sponsored trial in acute myeloid leukemia (AML) patients. API’s objective, through research and development, is to produce reliable cancer fighting products which utilize monoclonal antibodies linked with alpha particle emitters or other appropriate payloads to provide very potent targeted therapies. The initial clinical trials of API’s compounds have been with patients having acute myeloid leukemia and it is believed that API’s APIT platform will have wider applicability for different types of cancer where suitable monoclonal antibodies can be found.

As a result of the Share Exchange, the Company is now a holding company operating through API, a clinical-stage biopharmaceutical company developing certain cancer treatments.

On March 20, 2013, in anticipation of the Company changing its name to Actinium Pharmaceuticals, Inc. and its domicile from Nevada to Delaware, the Company’s subsidiary, Actinium Pharmaceuticals, Inc., changed its name to Actinium Corporation.  On April 11, 2013, the Company changed its domicile from the State of Nevada to the State of Delaware and changed its name from Cactus Ventures, Inc. to Actinium Pharmaceuticals, Inc.

On September 25, 2013, in accordance with a Certificate of Ownership Merging Actinium Corporation into the Actinium Pharmaceuticals, Inc. (filed in Delaware, the Company merged (the “Merger”) into itself Actinium Corporation (a 93.7% owned subsidiary), and Actinium Corporation ceased to exist. As a result of the Merger, Actinium Corporation stock owned by the Company has been cancelled and each share of Actinium Corporation not owned by the Company was exchanged for 0.333 shares of Company common stock.  A total of 3,970,137 shares of Actinium Corporation common stock was exchanged for 1,322,055 shares of Company common stock.

Basis of Presentation - Unaudited Interim Financial Information – The accompanying unaudited interim consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) with respect to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim consolidated financial statements furnished reflect all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Interim results are not necessarily indicative of the results for the full year. These unaudited interim consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company for the year ended December 31, 2012 and notes thereto contained in the Company’s annual report on Form 10-K for the year ended December 31, 2012, as filed with the SEC March 29, 2013.

Development Stage Company – The Company is considered a development stage company and has had no commercial revenue to date.

Principles of Consolidation – The consolidated financial statements include the Company’s accounts and those of the Company’s wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Use of Estimates in Financial Statement Presentation – The preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassification – Certain prior period amounts have been reclassified to conform to current period presentation.

Cash and Cash Equivalents – The Company considers all highly liquid accounts with original maturities of three months or less to be cash equivalents. Such balances are usually in excess of FDIC insured limits. At September 30, 2013 and December 31, 2012, all of the Company’s cash was deposited in one bank.

Property and Equipment – Machinery and equipment are recorded at cost and depreciated on a straight-line basis over estimated useful lives of five years. Furniture and fixtures are recorded at cost and depreciated on a straight-line basis over estimated useful lives of seven years. When assets are retired or sold, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in operations. Repairs and maintenance expenditures are charged to operations.

Impairment of Long-Lived Assets – Management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be realizable or at a minimum annually during the fourth quarter of the year. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset’s carrying value to determine if an impairment of such asset is necessary. The effect of any impairment would be to expense the difference between the fair value of such asset and its carrying value.

Derivatives – All derivatives are recorded at fair value on the balance sheet. Fair values for securities traded in the open market and derivatives are based on quoted market prices. Where market prices are not readily available, fair values are determined using market based pricing models incorporating readily observable market data and requiring judgment and estimates.

Fair Value of Financial Instruments – Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants. A fair value hierarchy has been established for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

Level 1 Inputs – Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 Inputs – Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

Level 3 Inputs – Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity's own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

           The following tables set forth assets and liabilities measured at fair value on a recurring and non-recurring basis by level within the fair value hierarchy as of September 30, 2013 and December 31. As required by ASC 820, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels.

	Level 1	Level 2	Level 3	Total

Derivative liabilities:
At September 30, 2013	-	-	$2,757,966	$2,757,966
At December 31, 2012	-	-	3,574,958	3,574,958

Income Taxes – The Company uses the asset and liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and income tax carrying amounts of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company reviews deferred tax assets for a valuation allowance based upon whether it is more likely than not that the deferred tax asset will be fully realized. A valuation allowance, if necessary, is provided against deferred tax assets, based upon management’s assessment as to their realization.

Research and Development Costs – Research and development costs are expensed as incurred. Research and development reimbursements and grants are recorded by the Company as a reduction of research and development costs.

Share-Based Payments – The Company estimates the fair value of each stock option award at the grant date by using the Black-Scholes option pricing model and value of common shares based on the last common stock valuation done by third party valuation expert of the Company’s common stock on the date of the share grant. The fair value determined represents the cost for the award and is recognized over the vesting period during which an employee is required to provide service in exchange for the award. As share-based compensation expense is recognized based on awards ultimately expected to vest, the Company reduces the expense for estimated forfeitures based on historical forfeiture rates. Previously recognized compensation costs may be adjusted to reflect the actual forfeiture rate for the entire award at the end of the vesting period. Excess tax benefits, if any, are recognized as an addition to paid-in capital.

Earnings (Loss) Per Common Share – The Company provides basic and diluted earnings per common share information for each period presented. Basic earnings (loss) per common share is computed by dividing the net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per common share is computed by dividing the net income available to common stockholders by the weighted average number of common shares outstanding plus dilutive securities. Since the Company has only incurred losses, basic and diluted net loss per common share are the same.  The potentially dilutive securities (options, warrants and convertible instruments) were excluded from the diluted loss per common share calculation because their effect would have been antidilutive. For the nine months ended September 30, 2013, potentially issuable shares included stock options to purchase 2,280,184 shares and warrants to purchase 9,441,942 shares of the Company’s common stock. For the nine months ended September 30, 2012, potentially issuable shares included stock options to purchase 1,968,829 shares; warrants in the amount of 5,861,044 shares; convertible notes payable in the amount of 1,152,692 shares; and convertible preferred stock in the amount of 13,831,762 shares of the Company’s common stock have been excluded from the calculation.

Recent Accounting Pronouncements – The Company does not expect that any recently issued accounting pronouncements will have a significant impact on the results of operations, financial position, or cash flows of the Company.

Subsequent Events – The Company’s management reviewed all material events through the date the consolidated financial statements were issued for subsequent event disclosure consideration.

Note 2 – Going Concern

As reflected in the accompanying consolidated financial statements, the Company has suffered recurring losses from operations since its inception. The Company has a net loss of $4,893,951 and net cash used in operations of $4,947,969, for the nine months ended September 30, 2013; and a deficit accumulated during the development stage of $60,637,414 at September 30, 2013. In addition, the Company has not completed its efforts to establish a stable recurring source of revenues sufficient to cover its operating costs for the next twelve months. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

The ability of the Company to continue its operations is dependent on the successful execution of management's plans, which include the expectation of raising debt or equity based capital, with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements. The Company may need to issue additional equity and incur additional liabilities with related parties to sustain the Company’s existence although no commitments for funding have been made and no assurance can be made that such commitments will be available.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of assets or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Property and Equipment

Property and equipment consisted of the following at September 30, 2013 and December 31, 2012:

	Lives	2013	2012

Office equipment	5 years	$162,384	$156,162
Furniture and fixture	7 years	3,100	1,292

Total property and equipment		165,484	157,454
Less: accumulated depreciation		(154,444)	(154,444)
Loss on disposition of equipment		(4,122)	-

Property and equipment, net		$6,918	$3,010

Depreciation expense for the nine months ended September 30, 2013 and 2012 were $0 and $429 respectively.

Note 4 – Note Payable

On December 28, 2012, the Company entered into a premium finance agreement to pay a $140,000 premium for its director and officer liability insurance policy. Pursuant to the agreement, the Company paid a down payment of $28,000 in January 2013 and is required to pay $12,636 in monthly installment for nine months. As of September 30, 2013, the outstanding balance related to the premium finance agreement was $0.

Note 5 – Derivatives

The Company has determined that certain warrants the Company has issued contain provisions that protect holders from future issuances of the Company’s common stock at prices below such warrants’ respective exercise prices and these provisions could result in modification of the warrants’ exercise price based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815 – 40. The warrants granted in connection with the issuance of the Company’s Stock Offering and 2012 Common Stock Offering, the Convertible Notes (previously issued and converted) and the placement agent warrants contain anti-dilution provisions that provide for a reduction in the exercise price of such warrants in the event that future common stock (or securities convertible into or exercisable for common stock) is issued (or becomes contractually issuable) at a price per share (a “Lower Price”) that is less than the exercise price of such warrant at the time. The amount of any such adjustment is determined in accordance with the provisions of the warrant agreement and depends upon the number of shares of common stock issued (or deemed issued) at the Lower Price and the extent to which the Lower Price is less than the exercise price of the warrant at the time.

 Activities for derivative warrant instruments during the nine months ended September 30, 2013 were as follows:

	Units	Fair Value

Balance, December 31, 2012	5,146,338	$3,574,958

Reclassification to paid-in capital	(3,130,536)	(600,880)

Change in fair value	-	(216,112)

Balance, September 30, 2013	2,015,802	$2,757,966

The fair values of the derivative warrants were calculated using a modified binomial valuation model with the following assumptions at September 30, 2013 and December 31, 2012.

	December 31,	September 30,
	2012	2013

Market value of common stock on measurement date (1)	$1.17	$1.65
Adjusted exercise price	$0.48 - $0.81	$1.50 - $2.475
Risk free interest rate (2)	0.10% - 0.77%	0.33%
Warrant lives in years	4 months/5 years	0 days/4.22 years
Expected volatility (3)	125% - 161%	139%
Expected dividend yield (4)	-	-
Probability of stock offering in any period over 5 years (5)	25%	25% - 40%

(1)	The market value of common stock is based on an enterprise valuation.

(2)	The risk-free interest rate was determined by management using the Treasury Bill as of the respective measurement date.

(3)
Because the Company does not have adequate trading history to determine its historical trading volatility, the volatility factor was estimated by management using the historical volatilities of comparable companies in the same industry and region.

(4)	Management determined the dividend yield to be 0% based upon its expectation that it will not pay dividends for the foreseeable future.

(5)	Management has determined that the probability of a stock offering is 25% - 40% for each quarter of the next five years.

Note 6 – Commitments and Contingencies

Employment Contracts

On September 16, 2013, the Company’s Board of Directors appointed Dr. Kaushik J. Dave as its new Chief Executive Officer (CEO) and Director. Material terms of the Employment Agreement are as follows:

a	A base salary at an annual rate of $350,000, which will be re-evaluated upon the six month anniversary of the start date and reimbursement of certain expenses.

b
The CEO shall be entitled to participate in an executive bonus program, which shall be established by the Board pursuant to which the Board shall award bonuses to the CEO, based upon the achievement of written individual and corporate objectives such as the Board shall determine.  Upon the attainment of such performance objectives, the CEO shall be entitled to a cash bonus in an amount to be determined by the Board with a target of forty percent (40%) of the base salary.

c
An option to purchase common shares of the Company and restricted stock (the “Grant”).  The Grant will consist of (i) an option grant to purchase 675,000 common shares of the Company; (ii) 125,000 shares of restricted and (iii) 100,000 shares of restricted stock a sign-on bonus of which fifty percent will vest at the one year anniversary of the start date upon starting work.  An additional twenty-five percent each will vest at eighteen months and twenty-four months after the start date.  As of October 25, 2013, the option has not been granted by the Board.

License and Research Agreements

The Company has entered into license and research and development agreements with third parties under which the Company is obligated to make payments in the form of upfront payments as well as milestone and royalty payments. Notable inclusions in this category are:

a.
Abbott Biotherapeutics Corp – The Company entered into a Product Development and Patent License Agreement with Abbott Biotherapeutics Corp. (formerly Facet Biotech formerly known as Protein Design Labs) in 2003 to secure exclusive rights to a specific antibody when conjugated with alpha emitting radioisotopes. Upon execution of the agreement, the Company made a license fee payment of $3,000,000.

The Company agreed to make milestone payments totaling $7,750,000 for the achievement of the following agreed to and contracted milestones:

Milestones	Payments

(1) when Company initiates a Phase I Clinical Trial of a licensed product	$750,000
(2) when Company initiates a Phase II Clinical Trial of a licensed product	750,000
(3) when Company initiates a Phase III Clinical Trial of a licensed product	1,500,000
(4) Biological License Application filing with U.S. FDA	1,750,000
(5) First commercial sale	1,500,000
(6) after the first $10,000,000 in net sales	1,500,000

Under the agreement, the Company shall pay to Abbott Biotherapeutics Corp on a country-by-country basis a royalty of 12% of net sales of all licensed products until the later of: (1) 12.5 years after the first commercial sale, or (2) when the patents expire.

The Company met its first milestone in 2012 and upon reaching the milestone the Company paid Abbott Biotherapeutics Corp. a milestone payment of $750,000 on July 24, 2012.  The milestone payment for the Phase I Clinical Trial was recorded as research and development expense.

b.
Memorial Sloan Kettering Cancer Center (MSKCC) – In February 2002, the Company entered into a license agreement with MSKCC that requires a technology access fee of $50,000 upon execution, an annual maintenance fee of $50,000 and annual research funding of $50,000 for as long as the agreement is in force.

Milestones	Payments

1) filing of an New Drug Application (“NDA”) or regulatory approval for each licensed product	$750,000
(2) upon the receipt of regulatory approval from the U.S. FDA for each licensed product	1,750,000

Under the agreement, the Company shall pay to MSKCC on a country-by-country basis a royalty of 2% of net sales of all licensed products until the later of: (1) 10 years from the first commercial sale, or (2) when the patents expire.

The Company expects to file the NDA for regulatory approval in the 2016-2017 time frame.

c.
Oak Ridge National Laboratory (ORNL) – API is contracted to purchase $233,100 of radioactive material to be used for research and development, with a renewal option at the contract end.  The Company is currently negotiating the 2013 agreement.

d.
AptivSolutions provides project management services for the study of the drug Ac-225-HuM195 (Actimab-A) used in the Company clinical trials, Phase I and Phase II.  The total project is estimated to cost approximately $1.9 million and requires a 12.5% down payment of the total estimated project cost.  The down payment totaling $239,000 was paid in 2007 and 2012.  On August 6, 2012, October 22, 2012 and May 16, 2013, the agreement was amended to provide for additional services.  The total project is now estimated at approximately $2.2 million. AptivSolutions bills the Company when services are rendered and the Company records the related expense to research and development costs.

e.
On June 15, 2012, the Company entered into a license and sponsored research agreement with Fred Hutchinson Cancer Research Center (FHCRC). The Company will build upon previous and ongoing clinical trials, with BC8 (licensed antibody).  FHCRC has currently completed Phase I and Phase II of the clinical trial and the Company intends to start preparation for a pivotal trial leading to an FDA approval.  The Company has been granted exclusive rights to the BC8 antibody and related master cell bank developed by FHCRC.  The cost to develop the trial will range from $13.2 million to $23.5 million, depending on the trial design as required by the FDA.  Under the terms of the sponsored research agreement, the Company will fund the FHCRC lab with $150,000 per year for the first two years and $250,000 thereafter.  Payments made toward funding the lab will be credited toward royalty payments owed to FHCRC in the given year.  A milestone payment of $1 million will be due to FHCRC upon FDA approval of the first drug.  Upon commercial sale of the drug, royalty payments of 2% of net sales will be due to FHCRC.

f.
On March 27, 2012, the Company entered into a clinical trial agreement with MSKCC. The Company will pay $31,185 for each patient that has completed the clinical trial. Upon execution of the agreement, the Company is required to pay a start-up fee of $79,623.  The amount due of $79,623 was paid on July 10, 2012.

g.
On July 19, 2012, the Company entered into a clinical trial agreement with FHCRC.  The Company will pay $31,366 for each patient that has completed the clinical trial. Upon execution of the agreement, the Company is required to pay a start-up fee of $19,749.  During the clinical trial additional fees apply and will be invoiced when applicable.  The amount due has not been invoiced but accrued by the Company as of September 30, 2013.

h.
On August 28, 2012, the Company entered into a clinical trial agreement with The University of Texas M.D. Anderson Cancer Center.  The total estimated cost of conducting the clinical trial is approximately $500,000, which includes a non- refundable institutional fee of $14,500.  The estimated cost is based on treating 24 patients through 2013.  Upon execution of the agreement, the Company is required to make a payment of $33,946.

i.
On September 26, 2012, the Company entered into a clinical trial agreement with Johns Hopkins University.  The Phase I/II clinical trial will be conducted with Actinium 225.  The clinical trial will be conducted under the protocols established by the Company and pursuant to an Investigational New Drug Exemption (IND 10807) held by the Company.  The Company will pay $38,501 per patient, who has completed the clinical trial. The Company is required to pay a start-up fee of $22,847, an annual pharmacy fee of $2,025 and an amendment processing fee of $500, when applicable.

j.
On November 21, 2012, the Company entered into a clinical trial agreement with the University of Pennsylvania.  The Phase I/II clinical trial will be conducted with Actinium 225.  The clinical trial will be conducted under the protocols established by the Company and pursuant to an Investigational New Drug Exemption (IND 10807) held by the Company.  The Company will pay $31,771 per patient, who has completed the clinical trial. The Company will be required to pay a start-up fee of $16,000 and additional administrative fees, when applicable.

On August 1, 2012, the Company entered into a rental agreement for office space at 501 Fifth Avenue, New York, NY. The agreement terminated on May 31, 2013. On June 1, 2013, the Company entered into a rental agreement for office space at 546 Fifth Avenue, New York, NY. This agreement terminates on December 31, 2013. Upon the expiration of the term, the agreement automatically renews on a month-to-month basis and requires a two month notice of termination. The Company paid a one month refundable deposit.

On February 28, 2013, the Company entered into a Separation and Settlement Agreement with its former CEO. Pursuant to the agreement, the Company paid the former CEO $125,000 on March 8, 2013 and a second payment of $125,000 on September 1, 2013. The Company also paid the former CEO a performance bonus of $60,000 for his service from August 15, 2012 to December 31, 2012.

Note 7 – Equity

Approval of the 2013 Stock Plan

The Board approved the Company’s 2013 Stock Plan.  The expiration date of the plan is September  9, 2023  and the total number of underlying shares of the Company’s common stock available for grant to employees, directors and consultants of the Company under the plan is 2,750,000 shares.

Approval of the Equity Incentive Plan

The Board approved the Company’s 2013 Equity Incentive Plan. The expiration date of the plan is September  9, 2023  and the total number of shares of the Company’s common stock available for grant to employees, directors and consultants of the Company under the plan is 450,000 shares.

Options

The following is a summary of option activities:

			Weighted
			Average
		Weighted	Remaining	Aggregate
	Number of	Average	Contractual	Intrinsic
	Units	Exercise Price	Term (in years)	Value

Outstanding, December 31, 2012	2,330,134	$0.96	8.91	$685,800

Cancellation	(49,950)

Outstanding, September 30, 2013	2,280,184	$0.95	8.17	$1,609,035

All options issued and outstanding are being amortized over their respective vesting periods. The unrecognized compensation expense at September 30, 2013 was $1,014,474.

Warrants

The following is a summary of warrant activities:

			Weighted
			Average
		Weighted	Remaining	Aggregate
	Number of	Average	Contractual	Intrinsic
	Units	Exercise Price	Term (in years)	Value

Outstanding, December 31, 2012	12,770,636	$0.97	4.48	$6,114,768
Warrants exercised	(2,304,910)	$1.65
Warrants expired	(1,023,784)	$1.65
Outstanding, September 30, 2013	9,441,942	$0. 77	5.09	$9,611,403

During the three months ended September 31, 2013 and 2012, the Company recorded option and warrant expenses of $95,971, and $72,100, respectively. During the nine months ended September 31, 2013 and 2012, the Company recorded option and warrant expenses of $284,371 and $168,000, respectively.

Note 8 – Subsequent Events

Management has evaluated subsequent events and has concluded no events warrant disclosure.

ITEM 2.  MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

FORWARD-LOOKING STATEMENT NOTICE

This Form 10-Q contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  For this purpose, any statements contained in this Form 10-Q that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate” or “continue” or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control.  These factors include but are not limited to economic conditions generally and in the industries in which we may participate; competition within our chosen industry, including competition from much larger competitors; technological advances and failure to successfully develop business relationships.

Description of Business

The Company was incorporated under the laws of the State of Nevada on October 6, 1997. The Company was a shell entity that was in the market for a merger with an appropriate operating company.

On December 28, 2012, the Company entered into a transaction (the “Share Exchange”), pursuant to which Cactus Ventures, Inc. (now the Company) acquired 100% of the issued and outstanding equity securities of Actinium Pharmaceuticals, Inc. (“API”), in exchange for the issuance of approximately 99% of the issued and outstanding common stock, par value $0.01 per share, of the Company. The Share Exchange closed on December 28, 2012.  As a result of the Share Exchange, the former shareholders of API became the controlling shareholders of the Company. At the closing, each API shareholder received 0.333 shares (the “Exchange Ratio”) of Cactus Ventures, Inc. common stock for each API share exchanged. At the closing, all of the API shareholders’ options and warrants to purchase API common stock were exchanged at the Exchange Ratio for new options or warrants, as applicable, to purchase Cactus common stock. As a result of the Share Exchange, the Company became a holding company operating through API, a clinical-stage biopharmaceutical company developing certain cancer treatments.

API, incorporated on June 13, 2000, is a biopharmaceutical company focused on the $50 billion market for cancer drugs. Our most advanced products are Actimab™-A, an antibody-drug construct containing actinium 225 (Ac-225), currently in human clinical trials for acute myeloid leukemia (AML) and Iomab™-B, an antibody-drug construct containing iodine 131 (I-131), used in myeloconditioning for hematopoietic stem cells transplantation (HSCT) in various indications. The Company is currently designing a trial which the Company intends to submit for registration approval in HSCT in the settings of refractory and relapsed acute myeloid leukemia in older patients. The Company is developing its cancer drugs using its expertise in radioimmunotherapy. In addition, the Ac-225 based drugs development relies on the patented Alpha Particle Immunotherapy Technology (APIT) platform technology co-developed with Memorial Sloan- Kettering Cancer Center, whose indirect subsidiary, Actinium Holdings Ltd., is a significant stockholder of the Company. The APIT technology couples monoclonal antibodies (mAb) with extremely potent but comparatively safe alpha particle emitting radioactive isotopes, in particular actinium 225 and bismuth 213. The final drug construct is designed to specifically target and kill cancer cells while minimizing side effects. The Company intends to develop a number of products for different types of cancer and derive revenue from partnering relationships with large pharmaceutical companies and/or direct sales of its products in specialty markets in the U.S.

On March 20, 2013, in anticipation of the Company changing its name to Actinium Pharmaceuticals, Inc. and its domicile from Nevada to Delaware, the Company’s subsidiary, Actinium Pharmaceuticals, Inc., changed its name to Actinium Corporation.  On April 11, 2013, the Company changed its domicile from the State of Nevada to the State of Delaware and changed its name from Cactus Ventures, Inc. to Actinium Pharmaceuticals, Inc.   Effective April 18, 2013, the Company’s trading symbol is ATNM.

On September 25, 2013 in accordance with a Certificate of Ownership Merging Actinium Corporation into the Company, the Company merged into itself Actinium Corporation, and Actinium Corporation ceased to exist. As a result of the merger, Actinium Corporation stock owned by the Company has been cancelled and each share of Actinium Corporation not owned by the Company was exchanged for 0.333 shares of Company common stock.

Plan of Operation

We develop drugs for treatment of cancer with intent to cure or significantly improve survival of the affected patients. As of now none of our drugs have been approved for sale in the United States or elsewhere. We have no commercial operations in sales or marketing of our products. All our product candidates are under development. In order to market and sell our products we must conduct clinical trials on patients and obtain regulatory approvals from appropriate regulatory agencies like the Food and Drug Administration (FDA) in the United States and similar agencies elsewhere in the world.

Our products under development are monoclonal antibodies labeled with radioisotopes. We have one program with an antibody labeled with a beta emitter and several programs based on a proprietary patent protected platform technology called alpha particle immunotherapy or APIT. Our APIT technology is based on attaching actinium 225 (Ac-225) or bismuth 213 (Bi-213) alpha emitting radioisotopes to monoclonal antibodies. Alpha emitting radioisotopes are unstable chemical elements that decay by releasing alpha particles. Alpha particles can kill any cell in whose immediate proximity they are released. Monoclonal antibodies are genetically engineered proteins that target specifically certain cells, and can target cancer cells. It is crucial for the success of our drug candidates to contain monoclonal antibodies that can successfully seek cancer cells and can kill them with the attached isotope while not harming nearby normal cells. We do not have technology and operational capabilities to develop and manufacture such monoclonal antibodies and we therefore rely on collaboration with third parties to gain access to such monoclonal antibodies. We have secured rights to two monoclonal antibodies, HuM195 (Lintuzumab), in 2003 through a collaborative licensing agreement with Abbott Laboratories and BC8 in 2012 with the Fred Hutchinson Cancer Research Center. We expect to negotiate collaborative agreements with other potential partners that would provide us with access to additional monoclonal antibodies. Establishing and maintaining such collaborative agreements is a key to our success as a company.

Under our own sponsorship as well as activity at FHCRC, we have four product candidates in active clinical trials: Actimab™-A (HuM195-Ac-225), Iomab™-B (BC8-I-131), BC8-Y-90 and BC8-SA. At this time, the Company is actively pursuing development of Actimab™-A and Iomab™-B while BC8-Y-90 and BC8-SA are in physician sponsored clinical phase I trials at the Fred Hutchinson Cancer Research Center.Actimab™-A is a combination of the monoclonal antibody we have in-licensed, Lintuzumab (HuM195), and the alpha emitting isotope actinium 225. Actimab™-A has shown promising results throughout preclinical development and an ongoing clinical trial started in 2006 in treating acute myeloid leukemia (AML) in the elderly. We have expanded the number of patients and number of clinical centers by commencing a new AML clinical trial which we have launched in 2012. This trial targets newly diagnosed AML patients over the age of 60. In order to conduct the trial we are engaged in funding, monitoring and quality assurance and control of the Lintuzumab antibody; procurement of actinium 225 isotope; funding, monitoring and quality assurance and control of the drug candidate Actimab™-A manufacturing and organizing and monitoring clinical trials. We estimate that the direct costs to completion of both parts of the ongoing Phase I/II trial will be approximately US $7.5 million. Iomab™-B is a combination of the in-licensed monoclonal antibody BC8 and the beta emitting radioisotope iodine 131. This construct has been extensively tested in Phase I and Phase II clinical trials in approximately 250 patients with different blood cancer indications who were in need of a hematopoietic stem cell transplantation (HSCT). Iomab™-B is used to condition the bone marrow of these patients by destroying blood cancer cells in their bone marrow and elsewhere thus allowing for a subsequent transplant containing healthy donor bone marrow stem cells. We have decided to develop this drug candidate by initially focusing on the patients over 55 with active acute myeloid leukemia in relapse and/or refractory to existing treatments. Our intention is to request the FDA in 2014 to allow us to enter into a pivotal trial with Iomab™-B. We estimate the direct costs of such a trial will be approximately US $15-20 million.

We have primarily management position employees and consultants who direct, organize and monitor the activities described above through contractors. Much of the   in vivo   laboratory and clinical work contracted for by the Company has been conducted at Memorial Sloan-Kettering Cancer Center in New York. The Company has also made clinical trial arrangements with other-well known cancer centers. Our Actimab™-A drug candidate and its components are contract manufactured and maintained under our supervision by specialized contract manufacturers and suppliers in the U.S., including IsoTex Diagnostics, Oak Ridge National Laboratory, Pacific GMP, Fischer Bioservices, BioReliance and others.

We are a development stage company and have never generated revenue. Currently we do not have a stable recurring source of revenues sufficient to cover our operating costs. As of September 30, 2013, we had an accumulated deficit of $60.6 million. We incurred net losses of $4.9 million for the nine months ended September 30, 2013.

Opportunities, Challenges and Risks

The market for drugs for cancer treatment is a large market in need of novel products, in which successful products can command multibillion dollars in annual sales. A number of large pharmaceutical and biotechnology company regularly acquire products in development, with preference given to products in Phase II or later clinical trials. These transactions are typically structured to include an upfront payment that ranges from several million dollars to tens of million dollars or more and additional milestone payments tied to regulatory submissions and approvals and sales milestones. Our goal is to develop our product candidates through Phase II clinical trials or later and enter into partnership agreements with one or more large pharmaceutical and/or biotechnology companies or eventually commercialize some of our products ourselves or through other appropriate partnerships.

We believe our future success will be heavily dependent upon our ability to successfully conduct clinical trials and preclinical development of our drug candidates. This will in turn depend on our ability to continue our collaboration with Memorial Sloan-Kettering Cancer Center and our Clinical Advisory Board members plan to continue and expand other research and clinical trial collaborations. In addition, we will have to maintain sufficient supply of actinium 225 and successfully maintain and if and when needed replenish or obtain our reserves of monoclonal antibodies. We will have to maintain and improve manufacturing procedures we have developed for production of our drug candidates from the components that include the iodine 131 and actinium 225 isotopes, monoclonal antibodies and other materials. It is possible that despite our best efforts our clinical trials results may not meet regulatory requirements for approval. Despite our best efforts and regardless of the clinical trial, we may not be able to find a partner for our compounds. If our efforts are successful, we will be able to partner our development stage products on commercially favorable terms only if they enjoy appropriate patent coverage and/or considerable know-how and other protection that ensures market exclusivity. For that reason we intend to continue our efforts to maintain existing and generate new intellectual property. Intellectual property is a key factor in the success of our business as well as market exclusivity.

To achieve the goals discussed above we intend to continue to invest in research and development at high and constantly increasing rates thus incurring further losses until one or more of our products are sufficiently developed to partner them to large pharmaceutical and biotechnology companies.

Results of Operations – Three Months Ended September 30, 2013 Compared to the Three Months Ended September 30, 2012

	For the three months ended September 30,
	2013	2012

Revenues	$-	$-

Operating expenses:
Research and development, net of reimbursements	778,232	1,677,301
General and administrative	830,730	722,037
Other expenses	-	112
Total operating expenses	1,608,962	2,399,450

Other (income) expense:
Interest expense	1,299	318,623
(Gain) loss on change in fair value of derivative liabilities	(189,348)	294,381
Total other (income) expense	(188,049)	613,004

Net loss	$(1,420,913)	$(3,012,454)

Revenues

We recorded no commercial revenues for the three months ended September 30, 2013 and 2012.

Research and Development Expense

Research and development expenses decreased by $899,069 to $778,232 for the three months ended September 30, 2013 compared to $1,677,301 for the three months ended September 30, 2012. The decrease is primarily attributable to the Company conserving capital during the three months ended September 30, 2013.

General and Administrative Expenses

Overall, total general and administrative expenses increased by $108,693 to $830,730 for the three months ended September 30, 2013 compared to $722,037 for the three months ended September 30, 2012. The increase was largely attributable to increases in professional fees, financing related fees and the stock-based compensation incurred by the Company as discussed below.

Other Expense

Other expenses decreased by $801,053 for the three months ended September 30, 2013 compared to the three months ended September 30, 2012. The decrease is primarily attributable a significant decrease in interest expense related to the amortization of the convertible debt discount and deferred financing costs related to the convertible debt and the gain on the change in fair value of the derivative liability.

Net Loss

Net loss decreased by $1,591,541 to $1,420,913 for the three months ended September 30, 2013 compared $3,012,454 for the three months ended September 30, 2012. The decrease was primarily due to the gain on the change in fair value of the derivative liability, a decrease in interest expense associated with the amortization of debt discount to interest expense and a significant decrease in research and development, offset by an increase in professional fees and payroll related expense.

Results of Operations – Nine Months Ended September 30, 2013 Compared to the Nine Months Ended September 30, 2012

The following table sets forth, for the periods indicated, data derived from our statements of operations:

	For the nine months ended September 30,
	2013	2012

Revenues	$-	$-

Operating expenses:
Research and development, net of reimbursements	2,373,200	2,723,459
General and administrative	2,730,233	1,520,221
Other expenses	4,122	429
Total operating expenses	5,107,555	4,244,109

Other (income) expense:
Interest expense	2,508	952,241
(Gain) loss on change in fair value of derivative liabilities	(216,112)	287,604
Total other (income) expense	(213,604)	1,239,845

Net loss	$(4,893,951)	$(5,483,954)

Revenues

We recorded no commercial revenues for the nine months ended September 30, 2013 and 2012.

Research and Development Expense

Research and development expenses decreased by $350,259 to $2,373,200 for the nine months ended September 30, 2013 compared to $2,723,459 for the nine months ended September 30, 2012. The decrease is primarily attributable to the Company conserving capital during the three months ended September 30, 2013.

General and Administrative Expenses

Overall, total general and administrative expenses increased by $1,210,012 to $2,730,233 for the nine months ended September 30, 2013 compared to $1,520,221 for the nine months ended September, 2012. The increase was largely attributable to increases in professional fees and financing related fees incurred by the Company as discussed below.

Other Expense

Other expense decreased by $1,453,449 for the nine months ended September 30, 2013 compared to the nine months ended September 30, 2012. The decrease is primarily attributable a decrease in interest expense related to the amortization of the convertible debt discount and deferred financing costs related to the convertible debt and an  increase in the gain on the change in fair value of the derivative liability.

Net Loss

Net loss decreased by $590,003 to $4,893,951 for the nine months ended September 30, 2013 compared $5,483,954 for the nine months ended September 30, 2012. The decrease was primarily due to a decrease in interest expense associated with the amortization of debt discount to interest expense, a decrease in research and development and a gain from change in fair value of the derivative liability efforts and offset by an increase in professional fees and payroll related expense.

Liquidity and Capital Resources

We have financed our operations primarily through sales of the Company’s stock and the issuance of convertible promissory notes.

The following tables sets forth selected cash flow information for the periods indicated:

	For the nine months ended September 30,
	2013	2012

Cash used in operating activities	$(4,947,969)	$(3,795,480)
Cash used in investing activities	(8,030)	(1,812)
Cash provided by financing activities	3,327,393	660,163

Net change in cash	$(1,628,606)	$(3,137,129)

Net cash used in operating activities was $4,947,969 for the nine months ended September 30, 2013 compared to $3,795,480 used in operations for the same period in 2012. Cash used in operations increased due to the increase in spending related to preparations and eventual launch and conduct of a multicenter trial and an increase in spending related to professional fees combined with an increase in payroll-related expenses.

Net cash provided by financing activities was $3,327,393 for the nine months ended September 30, 2013 compared to net cash provided by financing activities of $660,163 for the same period in 2012. During the nine months ended September 30, 2013, the Company received proceeds from the exercise of warrants as more discussed below. During the nine months ended September 30, 2012, the Company received net proceeds of $660,163 from sale of its stock.

We have experienced cumulative losses of $60,637,414 from inception (June 13, 2000) through September 30, 2013, and have stockholders' equity of $604,328 at September 30, 2013. In addition, the Company has not completed its efforts to establish a stable recurring source of revenues sufficient to cover its operating costs for the next twelve months. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

Recent Debt and Equity Offerings

In the second and third quarters 2013 we issued shares of common stock pursuant to the exercise of A-Warrants originally issued in connection with a private placement that closed in January 2013.  The warrants were exercised at $1.65 per share, resulting in gross proceeds of $3,467,393 for the Company.

The Company intends to increase funds available to continue our research and development efforts, which include material supply, manufacturing, clinical development and pre-clinical trials and working capital. In 2013, we expect cash needs of up to $2.9 million to finance research and development, which include material supply, manufacturing, clinical trials and pre-clinical trials and to cover our ongoing working capital needs.

To satisfy our research and development requirements beyond 2013, we are contemplating additional funding activities but we can give no assurances that these activities will be successful. In the event we do not meet our cash needs of $25,000,000, it may be necessary for us to delay the timing of various product development efforts.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Seasonality

We do not have a seasonal business cycle. Our revenues and operating results are generally derived evenly throughout the calendar year.

Critical Accounting Policies

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States. To prepare these consolidated financial statements, we must make estimates and assumptions that affect the reported amounts of assets and liabilities. These estimates also affect our expenses. Judgments must also be made about the disclosure of contingent liabilities. Actual results could be significantly different from these estimates. We believe that the following discussion addresses the accounting policies that are necessary to understand and evaluate our reported financial results.

Derivatives

All derivatives are recorded at fair value and recorded on the balance sheet. Fair values for securities traded in the open market and derivatives are based on quoted market prices. Where market prices are not readily available, fair values are determined using market based pricing models incorporating readily observable market data and requiring judgment and estimates.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants. A fair value hierarchy has been established for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

●      Level 1 Inputs – Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

●      Level 2 Inputs – Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

●      Level 3 Inputs – Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity's own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

Research and Development Costs

Research and development costs are expensed as incurred. Research and development reimbursements and grants are recorded by the Company as a reduction of research and development costs.

Share-Based Payments

The Company estimates the fair value of each stock option award at the grant date by using the Black-Scholes option pricing model and common shares based on the last common stock valuation done by third party valuation expert of the Company’s common stock on the date of the share grant. The fair value determined represents the cost for the award and is recognized over the vesting period during which an employee is required to provide service in exchange for the award. As share-based compensation expense is recognized based on awards ultimately expected to vest, the Company reduces the expense for estimated forfeitures based on historical forfeiture rates. Previously recognized compensation costs may be adjusted to reflect the actual forfeiture rate for the entire award at the end of the vesting period. Excess tax benefits, if any, are recognized as an addition to paid-in capital.

Recent Accounting Pronouncements

There were various accounting standards and interpretations issued during 2013 and 2012, none of which are expected to have a material impact on the Company’s financial position, operations or cash flows.

Subsequent Events

On October 24, 2013, the Company’s board of directors appointed Sandesh Seth as Chairman of the Board.

On November 8, 2013, the Company’s board of directors appointed Richard I. Steinhart as a Director of the Company.  The Board also named Mr. Steinhart as Chairman of the Board’s Audit Committee  and a member of the Board’s Compensation Committee.

ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Not required by smaller reporting companies.

ITEM 4.  CONTROLS AND PROCEDURES.

Evaluation of Disclosure Controls and Procedures.  We carried out an evaluation, under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’). Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Exchange Act is accumulated and communicated to the issuer’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. Based upon our evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures are not effective, as of September 30, 2013, in ensuring that material information that we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission rules and forms. The ineffective was due to the material weaknesses described in Management’s Report on Internal Control over Financial Reporting as reported in our Form 10-K for the year ended December 31, 2012.

Changes in Internal Control over Financial Reporting.  There were no changes in our system of internal controls over financial reporting during the period covered by this report that has materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II – OTHER INFORMATION

ITEM 1A.  RISK FACTORS

Not Applicable to a smaller reporting company.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

On August 22, 2013, the Company closed on a share exchange agreement (the “Exchange Agreement”) with (i) Actinium Corporation, a Delaware corporation (“Actinium Corporation”), and (ii) the former shareholders of Actinium Corporation (the “Actinium Corporation Shareholders”), pursuant to which the Company acquired 24,052,702 additional shares of capital stock of Actinium Corporation from the Actinium Corporation Shareholders in exchange for the issuance of 8,009,550 additional shares of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) to the Actinium Corporation Shareholders (the “Share Exchange”). The 24,052,702 shares of Common Stock constitute 38.2% of the issued and outstanding equity securities of Actinium Corporation.

The shares of common stock issued to the former shareholders of Actinium Corporation in connection with the Share Exchange were offered and sold in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D (“Regulation D”) promulgated under the Securities Act and Regulation S promulgated under the Securities Act. The Company made this determination based on the representations of the investors which included, in pertinent part, that each such investor was an “accredited investor” within the meaning of Rule 501 of Regulation D.

On September 25, 2013, in accordance with a Certificate of Ownership Merging Actinium Corporation into the Actinium Pharmaceuticals, Inc. (the “Company”) filed in Delaware, the Company merged (the “Merger”) into itself Actinium Corporation (a 93.7% owned subsidiary), and Actinium Corporation ceased to exist. As a result of the Merger, Actinium Corporation stock owned by the Company has been cancelled and each share of Actinium Corporation not owned by the Company was exchanged for 0.333 shares of Company common stock.  A total of 3,970,137 shares of Actinium Corporation common stock was exchanged for 1,322,055 shares of Company common stock.  As of the September 30, 2013, the Company has acquired a total of 63,018,053, or 100%, of the issued and outstanding equity securities of Actinium Corporation.

The shares of common stock issued to the former shareholders of Actinium Corporation in connection with the Merger were offered and sold in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D (“Regulation D”) promulgated under the Securities Act and Regulation S promulgated under the Securities Act. The Company made this determination based on the representations of the investors which included, in pertinent part, that each such investor was an “accredited investor” within the meaning of Rule 501 of Regulation D.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES.

None

ITEM 4. MINE SAFETY DISCLOSURES

Not applicable.

ITEM 5. OTHER INFORMATION.

None

ITEM 6. EXHIBITS

Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-K.

Exhibit No.	Title of Document	Location

31.1	Certification of the Principal Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002	Attached
31.2	Certification of the Principal Financial and Accounting Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002	Attached
32.1	Certification of the Principal Executive Officer pursuant to U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002*	Attached
32.1	Certification of the Principal Financial and Accounting Officer pursuant to U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002*	Attached
101.INS	X XBRL Instance Document	Attached

101.SCH	X XBRL Taxonomy Extension Schema Document	Attached

101.CAL	X XBRL Taxonomy Calculation Linkbase Document	Attached

101.DEF	X XBRL Taxonomy Extension Definition Linkbase Document	Attached

101.LAB	X XBRL Taxonomy Label Linkbase Document	Attached

101.PRE	X XBRL Taxonomy Presentation Linkbase Document	Attached

* The Exhibit attached to this Form 10-Q shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACTINIUM PHARMACEUTICALS, INC.
Date: November 14, 2013

	By:	/s/ Kaushik J. Dave
Kaushik J. Dave
President and Chief Executive Officer (Duly Authorized Officer, and Principal Executive Officer)

By:	/s/ Sergio Traversa
Sergio Traversa
Interim Chief Financial Officer (Duly Authorized Officer, and Principal Financial and Accounting Officer)

Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 302 OF
THE SARBANES-OXLEY ACT OF 2002

I, Kaushik Jo Dave, certify that:

1.	I have reviewed this Form 10-Q of Actinium Pharmaceuticals, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods present in this report;

4.
I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13-a-15(f) and 15d-15(f)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principals;

c)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any change in the registrant’s internal control over financing reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involved management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Actinium Pharmaceutical, Inc.

By:	/s/ Kaushik J. Dave
Kaushik J. Dave
President and Chief Executive Officer (Principal Executive Officer)

November 14, 2013

Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 302 OF
THE SARBANES-OXLEY ACT OF 2002

I, Sergio Traversa, certify that:

1.	I have reviewed this Form 10-Q of Actinium Pharmaceuticals, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods present in this report;

4.
I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13-a-15(f) and 15d-15(f)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principals;

c)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any change in the registrant’s internal control over financing reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.
I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involved management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Actinium Pharmaceutical, Inc.

By:	/s/ Sergio Traversa
Sergio Traversa
Interim Chief Financial Officer (Principal financial and Accounting Officer)

November 14, 2013

Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Actinium Pharmaceuticals, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kaushik J. Dave, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Actinium Pharmaceuticals, Inc.

By:	/s/ Kaushik J. Dave
Kaushik J. Dave
President and Chief Executive Officer
(Principal Executive Officer)

November 14, 2013

Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Actinium Pharmaceuticals, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Sergio Traversa, interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Actinium Pharmaceuticals, Inc.

By:	/s/ Sergio Traversa
Sergio Traversa
Interim Chief Financial Officer
(Principal Financial and Accounting Officer)

November 14, 2013

SELLING STOCKHOLDERS

The common shares being offered for resale by the selling stockholders consist of 25,735,497 shares of our common stock that are issued and outstanding, including up to (i) 16,162,319 shares of common stock, par value $0.001 per share, held by the selling stockholders, (ii) 1,559,438 shares of our common stock issuable upon exercise of Series B warrants held by the selling stockholders at an exercise price of $2.48 per share, (iii) 2,673,652 shares of our common stock issuable upon exercise of the Stock Offering warrants held by the selling stockholders at an exercise price of $0.78 per share, (iv) 3,755,562 shares of our common stock issuable upon exercise of consulting firm warrants held by the selling stockholders at an exercise price of $0.01 per share, (v) 1,120,499 shares of our common stock issuable upon exercise of placement agent warrants held by the selling stockholders at an exercise price of $0.78 per share, (vi) 464,027 shares of our common stock issuable upon exercise of placement agent warrants held by the selling stockholders at an exercise price of $2.48 per share. Our common stock issuable upon the exercise of Series A Warrants are not being offered because they have been either exercised and converted into common stock or expired as of May 28, 2013.  These holders include investors in private placement and notes offerings of our subsidiary Actinium that closed (A) on December 19, 2012 for the sale of units consisting of an aggregate of (i) 3,118,968 shares of common stock, (ii) Series A warrants to purchase 3,118,968 shares of common stock, and (iii) Series B warrants to purchase up to 1,559,484 shares of common stock, (B) during 2011 and January 2012 for the sale of units consisting of an aggregate of (i) 15,922,760 shares of common stock (after conversion of preferred stock and dividends), and (ii) Stock Offering warrants to purchase 2,682,140 shares of common stock, and (C) on December 27, 2011, whereby Actinium completed a private offering of 8% Senior Subordinated Unsecured Convertible Promissory Notes in the amount of $900,000 and received net proceeds of $750,000, and the notes have converted to 1,148,275 shares of common stock.

The following table sets forth certain information regarding the selling stockholders and the shares offered by them in this prospectus. Each selling stockholder’s percentage of ownership is based upon 23,656,583 shares of common stock outstanding as of November 18, 2013 and all securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security.

		Percentage
	Shares	Beneficially
Name of	Beneficially Owned prior to Offering Shares Beneficially Owned	Owned prior to Percentage (%) Beneficially Owned			Shares Beneficially Owned	Percentage Beneficially Owned
Selling	prior	prior	Shares to		after	After
Stockholder	to Offering	to Offering	Offer (1)		Offering	Offering
Adam Baker	111,300	*	111,300	(1)	-	-
Alan Aranha	--	*	22,533	(2)
Albert H. Konetzni, Jr. and Shirley A. Konetzni (JTTEN)	94,764	*	94,764	(3)	-	-
Alexander Sepulveda IRA (Sterne Agee & Leach Inc. C/F Alexander Sepulveda IRA)	90,817	*	90,817	(4)	-	-
Amrosan LLC	99,617	*	475,173	(5)	-	-
Andrew Bellamy	55,409	*	55,409	(6)	-	-
Andrew Chandler	43,073	*	43,073	(7)	-	-
Andrew Charles Good & Fiona McPhee (JTWROS)	27,244	*	27,244	(8)	-	-
Anthony D'Amato	64,198	*	64,198	(9)	-	-
Aparna Beeram	30,657	*	30,657	(10)	-	-
Benjamin Hasty	103,434	*	103,434	(11)	-	-
Billy W. Harris	22,704	*	22,704	(12)	-	-
Bioche Asset Management LLC	--	*	721,068	(13)
Bohdan Chaban	85,588	*	85,588	(14)	-	-
Brendan Sullivan	33,129	*	33,129	(15)	-	-
Brian E. Jones and Peggy A. Jones (JTWROS)	342,351	1.4472%	342,351	(16)	-	-
Brian Miller IRA, (Robert W. Baird & Co., Inc. TTEE, FBO Brian Miller IRA Acct # 6144 2867)	173,400	*	173,400	(17)	-	-
Brian Murray	3,636	*	3,636	(18)	-	-
Brian Robertson	27,116	*	105,983	(19)	-	-
Bruce Porter	30,420	*	30,420	(20)	-	-
Bruno Donnou	90,817	*	90,817	(21)	-	-
Bruno J. Casatelli	137,380	*	137,380	(22)	-	-

Buff Trust	274,091	1.1586%	274,091	(23)	-	-
Burton Mark Paull	86,699	*	86,699	(24)	-	-
C.S. Leslie, Malcolm	75,682	*	75,682	(25)	-	-
Carl F. Muckenhin	43,349	*	43,349	(26)	-	-
Carnegie Hill Asset Partners	--	*	353,023	(27)
Chad A. Elms	121,120	*	121,120	(28)	-	-
Charles J. Magolske	17,339	*	17,339	(29)	-	-
Charles L. Vinn	37,840	*	37,840	(30)	-	-
Charles W. Ganse	42,409	*	42,409	(31)	-	-
Chris Marshall	18,163	*	18,163	(32)	-	-
Chris McHugh	237,491	*	237,491	(33)	-	-
Sterne Agee & Leach Inc C/F Christina G. Einstein IRA	85,784	*	85,784	(34)	-	-
Christopher J. Mehos	85,784	*	85,784	(35)	-	-
Christopher Kane	1,435	*	1,435	(36)	-	-
Christopher M. Johnston	43,349	*	43,349	(37)	-	-
Christopher Oppito	26,355	*	26,355	(38)	-	-
Clayton A. and Stephanie S., Reed	43,349	*	43,349	(39)	-	-
Clint N. Duty	86,699	*	86,699	(40)	-	-
Conor Gilligan	7,567	*	7,567	(41)	-	-
Conor Stanley	138,005	*	138,005	(42)	-	-
Craig Bonn	3,382	*	3,382	(43)	-	-
Daniel P. Wikel	86,699	*	86,699	(44)	-	-
Daniel W. Kuhar	2,392	*	2,392	(45)	-	-
David A. Kuhar	26,009	*	26,009	(46)	-	-
David Cantwell	181,176	*	181,176	(47)	-	-
David Hicks Pension Fund	18,163	*	18,163	(48)	-	-
David Patterson	22,704	*	22,704	(49)	-	-
David W. Frost	241,228	*	241,228	(50)	-	-
David W. Frost IRA - Sterne Agee & Leach Inc. C/F	6,052	*	6,052	(51)	-	-
Dean L. Fox	346,800	1.4660%	346,800	(52)	-	-
Deborah L. Katz	42,663	*	42,663	(53)	-	-
Denis O'Brien	867,043	3.6651%	867,043	(54)
Dianne M. Scheck	173,400	*	173,400	(55)	-	-
Donald K. Coffey	37,840	*	37,840	(56)	-	-
Douglas A. Alcott	37,840	*	37,840	(57)	-	-
Douglas E. Eckert	43,349	*	43,349	(58)	-	-
Douglas J Amos & Carol A. Amos (JTWROS)	67,655	*	67,655	(59)	-	-
Douglas R. Holroyd & Jill K. Holroyd (JTWROS)	67,854	*	67,854	(60)	-	-
Dr. John M. Ferriter	42,891	*	42,891	(61)	-	-
Dr. Richard & Anita Matter (JTWROS)	94,551	*	94,551	(62)	-	-
Earl R. Richardson	130,049	*	130,049	(63)	-	-
Edward C. Moore	60,560	*	60,560	(64)	-	-
Edwin A. Schermerhorn Roth IRA -Sterne Agee & Leach Inc. C/F	37,840	*	37,840	(65)	-	-
Eitner Family Trust	--	*	174,634	(66)
Eliana Cardenas and Roberto Mendez, (JTWROS)	43,136	*	43,136	(67)	-	-
Enguerrand de Ponteves	24,163	*	24,163	(68)	-	-
Eugene E. Eubank	37,840	*	37,840	(69)	-	-
Evan Stern	287	*	287	(70)	-	-
Francis Smith	30,548	*	30,548	(71)	-	-
Frank Davis	43,349	*	43,349	(72)	-	-
Garnett Trust	274,091	1.1586%	274,091	(73)	-	-
Gary M. Higdem	37,840	*	37,840	(74)	-	-
Gary A.Washauer	43,349	*	43,349	(75)	-	-

Gene R. Carlson & Cynthia L Carlson ( JTWROS)	51,253	*	51,253	(76)	-		-
George Elefther & Karin Alexa Elefther (JTWROS)	75,682	*	75,682	(77)	-		-
Sterne Agee & Leach Inc. C/F George Elefther IRA	213,281	*	213,281	(78)	-		-
George M Zelinski	233,945	*	233,945	(79)	-		-
Gerhard Plaschka	47,235	*	47,235	(80)	-		-
Gonzalo A Salgueiro	102,830	*	102,830	(81)	-		-
Grant L. Hanby	37,840	*	37,840	(82)	-		-
Gregory F. Sullivan MD & Gene M. Sullivan (JTWROS)	168,280	*	168,280	(83)	-		-
Harold O. LaFlash and Greta G. LaFlash (JTWROS)	43,349	*	43,349	(84)	-		-
Harvest Financial Services Ltd. as Qualifying Fund Manager of the Chris McHugh ARF	212,131	*	212,131	(85)	-		-
Helmut Koehler	45,409	*	45,409	(86)	-		-
Hicks Foods Ltd.	29,970	*	29,970	(87)	-		-
Hochman Family LLP	27,244	*	27,244	(88)	-		-
Hugh J. Marasa Jr.	25,306	*	25,306	(89)	-		-
Hugh Regan	44,045	*	44,045	(90)	-		-
Ian H. Murray	400,489	1.6929%	400,489	(91)	-		-
Immotrend Inc.	408,772	1.7279%	408,772	(92)	-		-
Island Capital Nominees Ltd.	416,250	1.7595%	416,250	(93)	-		-
J. Brian Boulter	151,362	*	151,362	(94)	-		-
James Ahern	128,436	*	1,001,604	(95)	-		-
James G. Markey and Carolyn L. Markey (JTWROS)	15,135	*	15,135	(96)	-		-
James L. Payne	60,545	*	60,545	(97)	-		-
James M. Wimberly	43,349	*	43,349	(98)	-		-
James Payne	102,507	*	102,507	(99)	-		-
James Provenzano	531	*	531	(100)	-		-
James T. Dietz & Barbara J. Dietz (JTWROS)	22,704	*	22,704	(101)	-		-
Holly J. Thompson	1,913	*	1,913	(102)	-		-
James W. Lees	103,909	*	103,909	(103)	-		-
Jan J. Laskowski and Sofia M. Laskowski (JTWROS)	86,699	*	86,699	(104)	-		-
Jared Sullivan & Shannan Sullivan (JTWROS)	32,253	*	32,253	(105)	-		-
Jason Russo	10,789	*	10,789	(106)	-		-
Jeff C. Kleinschmidt	151,362	*	151,362	(107)	-		-
Jeff L. Stevens	90,817	*	90,817	(108)	-		-
Sterne Agee & Leach Inc. C/F Jimmy R. Hasley IRA	243,980	*	243,980	(109)	-		-
John Pimpinella & Bernadette Mueller (JTWROS)	17,339	*	17,339	(110)	-		-
Sterne Agee & Leach Inc. C/F John H. Welsh Roth IRA	42,663	*	42,663	(111)	-		-
John L. Sommer IRA, SAL C/F	260,099	1.0995%	260,099	(112)	-		-
John M. Duffy	43,162	*	43,162	(113)	-		-
John M. Harrington	--	*	15,022	(114)
John Malfer & Toni Malfer (JTWROS)	121,120	*	121,120	(115)	-		-
John W. Eilers, Jr	43,136	*	43,136	(116)	-		-
John-Paul Eitner	12,738	*	91,605	(117)	-		-
Jorge Borbolla	45,136	*	45,136	(118)		-	9
Joseph Fedorko	4,306	*	4,306	(119)	-		-
Joseph P. Acquavella	7,567	*	7,567	(120)	-		-
Joseph Rozof	5,550	*	5,550	(121)	-		-
Joseph T. Oppito	26,009	*	26,009	(122)	-		-
Justin McKenna	22,702	*	22,702	(123)	-		-
Keith A. Zar	124,539	*	124,539	(124)	-		-
Ken. R. Klimitchek	85,325	*	85,325	(125)	-		-
Kenneth G. Williamson	102,507	*	102,507	(126)	-		-
Kenneth N. Larsen Trust U/A/D 9/25/09, Kenneth N. Larsen Trustee	86,699	*	86,699	(127)	-		-
Kevin J. Poor	21,796	*	21,796	(128)	-		-
Kevin Lynch	12,108	*	12,108	(129)	-		-
Kevin O'Connor	22,913	*	22,913	(130)	-		-
Kevin P. McCarthy	189,529	*	189,529	(131)	-		-
Kevin R. Wilson	17,868	*	62,935	(132)	-		-

Kimberly J. Macurdy IRA - Sterne Agee & Leach Inc. C/F	22,702	*	22,702	(133)	-	-
Lachewitz Jr. IRA (Sterne Agee & Leach Inc. C/F Walter J. Lachewitz Jr. IRA)	37,840	*	37,840	(134)	-	-
Laidlaw Holdings Limited	86,612	*	86,612	(135)	-	-
Lance Ziaks & Janet Ziaks JTWROS	16,963	*	16,963	(136)	-	-
Lark Enterprises, Ltd.	85,325	*	85,325	(137)	-	-
Larry G. Majerus	64,129	*	64,129	(138)	-	-
Laurence B. Jacobs	36,327	*	36,327	(139)	-	-
Lindsay Aranha	--	*	15,022	(140)
Jon H. Lytle and Carrie M. Lytle (JTWROS)	85,325	*	85,325	(141)	-	-
Gary J Mabie, Janelle L Mabie (JTWROS)	18,509	*	18,509	(142)	-	-
Maree Casatelli	9,081	*	9,081	(143)	-	-
Maree Casatelli SEP IRA - Sterne Agee & Leach Inc. C/F Maree	13,621	*	13,621	(144)	-	-
Mark A. Maki & Sara L. Maki (JTWROS)	75,682	*	75,682	(145)	-	-
Mark C. Jasek	22,704	*	22,704	(146)	-	-
Mark Suwyn Roth IRA - Sterne Agee & Leach Inc. C/F	225,317	*	225,317	(147)	-	-
Marvin S. Rosen	46,818	*	46,818	(148)	-	-
Matthew Eitner	128,436	*	826,970	(149)	-	-
Matthew Reid	86,699	*	86,699	(150)	-	-
Matura Family Trust US 05-26-1998	37,840	*	37,840	(151)	-	-
Michael Ahern	2,145	*	2,145	(152)	-	-
Michael B. Carroll & Sheila J. Carroll (JTWROS)	471,515	1.9932%	471,515	(153)	-	-
Michael D. Watson	31,794	*	31,794	(154)	-	-
Michael E. Whitley	43,349	*	43,349	(155)	-	-
Michael Engdall & Susan Engdall (JTWROS)	139,665	*	139,665	(156)	-	-

Michael K. Barber & Julia Barber (JTWROS)	127,701	*	127,701	(157)	-	-
Michael L. Turner	34,679	*	34,679	(158)	-	-
Michael M. Hart	17,199	*	17,199	(159)	-	-
Michael Murray	22,058	*	100,925	(160)	-	-
Michael R. Chambers	43,349	*	43,349	(161)	-	-
Michael Stanley	51,470	*	51,470	(162)	-	-
Minta Group LLC	42,663	*	42,663	(163)	-	-
Nabil M. Yazgi	73,955	*	73,955	(164)	-	-
Nabil Yazgi MD PA 401(K) Profit Sharing Plan and Trust	13,621	*	13,621	(165)	-	-
Nabil Yazgi MD PA Cash Balance Plan & Trust 12-28-2008	7,567	*	7,567	(166)	-	-
Nicholas Gupta	909	*	909	(167)	-	-
Patrick Maddren	455	*	455	(168)	-	-
Patrick S. Thomas	37,840	*	37,840	(169)	-	-
Paul A. Wildberger & Janice Wildberger (JTWROS)	151,362	*	151,362	(170)	-	-
Peter H. Colettis	37,840	*	37,840	(171)	-	-
Peter H. Silverman	1,637	*	1,637	(172)	-	-
Peter J. and Tiffany B. Zaborowski, (JTWROS)	249,082	*	249,082	(173)	-	-
Peter Malone	287	*	287	(174)	-	-
Philip Stephenson	37,840	*	37,840	(175)	-	-
Phillip Todd Herndon	127,989	*	127,989	(176)	-	-
Rafael Penunuri	30,272	*	30,272	(177)	-	-
Raja Appachi	45,407	*	45,407	(178)	-	-
Randall L & Kathy S Payne (JTWROS)	51,253	*	51,253	(179)	-	-
Randy Payne IRA (Sterne Agee & Leach Inc. C/F Randy Payne IRA)	37,840	*	37,840	(180)	-	-
Ray Sinnott	58,665	*	58,665	(181)	-	-
Ray Sinnott Pension Fund	22,053	*	22,053	(182)	-	-
Reed Family Trust DTD 06-24-1999 Clayton A Reed & Stephanie S. Reed TTEES	45,409	*	45,409	(183)	-	-
Rex A. Jones	343,136	1.4505%	343,136	(184)	-	-
Richard A. Levine	950,291	4.0170%	950,291	(185)	-	-
Richard Brewster	22,913	*	22,913	(186)	-	-
Richard Burgess	22,702	*	22,702	(187)	-	-
Richard Buttine	3,136	*	3,136	(188)	-	-
Richard G. Michalski	25,412	*	250,746	(189)	-	-
Richard L. Herweck	17,339	*	17,339	(190)	-	-
Rikin Jobanputra	7,318	*	7,318	(191)	-	-

Rippee Mineral Management LLC	50,905	*	50,905	(192)
Robert Bonaventura	35,458	*	35,458	(193)	-	-
Robert Dunn	173,400	*	173,400	(194)	-	-
Robert H. Krauch	346,800	1.4660%	346,800	(195)	-	-
Robert Hair	22,704	*	22,704	(196)	-	-
Robert J Laubenthal	51,415	*	51,415	(197)	-	-
Robert LeBoyer	1,665	*	1,665	(198)	-	-
Robert N. Blank	43,349	*	43,349	(199)	-	-
Robert Rotunno	2,255	*	2,255	(200)	-	-
Robert T. Stapell	43,349	*	43,349	(201)	-	-
Roger Conan	242,630	*	242,630	(202)	-	-
Sterne Agee & Leach Inc. C/F Roger K. Cady R/O IRA	85,658	*	85,658	(203)	-	-
Ron D. Craig	345,393	1.4600%	345,393	(204)	-	-
Ron Zuckerman	7,090	*	7,090	(205)	-	-
Ronald J. Woodward	37,840	*	37,840	(206)	-	-
Ronald A. Soicher	60,689	*	60,689	(207)	-	-
Ryan Turcotte	26,609	*	26,609	(208)	-	-
Sandesh Seth	121,958	*	121,958	(209)	-	-
Sandra F. Tomlinson	64,402	*	64,402	(210)	-	-
Sterne Agee & Leach Inc. C/F Pat Schneider IRA	61,504	*	61,504	(211)	-	-
Scott L. Byer	43,349	*	43,349	(212)	-	-
Seal Rock 1, LLC	60,545	*	60,545	(213)	-	-
Sepulveda Roth IRA (Sterne Agee & Leach Inc. C/F Mercedes Sepulveda Roth IRA)	90,817	*	90,817	(214)	-	-
Sharon M. Smith	16,874	*	16,874	(215)	-	-
Simon C. Guscott	51,353	*	51,353	(216)	-	-
Sohin Shah	832	*	832	(217)	-	-
Srinivasa Rajan	8,481	*	8,481	(218)	-	-
Stephen and Tracy Park, (JTWROS)	51,764	*	51,764	(219)	-	-
Stephen Fischgrund	26,009	*	26,009	(220)	-	-

Stephen Hamilton	90,798	*	90,798	(221)	-	-
Sterne Agee & Leach Inc. C/F JB Trahern Bene Owner Ann Trahern DCSD IRA	44,614	*	44,614	(222)	-	-
Steven De Decker & Diop Diatou (JTWROS)	75,682	*	75,682	(223)	-	-
Steven K. Nelson	37,840	*	37,840	(224)	-	-
Steven W. Poe and Judith L. Poe (JTWROS)	17,118	*	17,118	(225)	-	-
Sterne Agee & Leach Inc. C/F Gregory F. Sullivan II Roth IRA	8,481	*	8,481	(226)	-	-
Susan H. Lu	18,163	*	18,163	(227)	-	-
Syntec Scientific Ltd. by Ray Sinnott	167,987	*	167,987	(228)	-	-
Thomas and Lillian Murray, (JTWROS)	17,156	*	17,156	(229)	-	-
Thomas C Pugh	51,253	*	51,253	(230)	-	-
Thomas G. Hoffman	178,512	*	178,512	(231)	-	-
Thomas J. Moore & Cathleen Moore (JTWROS)	89,093	*	89,093	(232)	-	-
Timothy A. Kippenhan	75,682	*	75,682	(233)	-	-
Timothy C. Behr	6,171	*	6,171	(234)	-	-
Timothy E. Lemaster	95,369	*	95,369	(235)	-	-
Timothy J. and Catherine A. Pellegrini (JTWROS)	43,349	*	43,349	(236)	-	-
Timothy J. Kane & Annette K. Kane (JTWROS)	51,353	*	51,353	(237)	-	-
Timothy J. Rinker	43,349	*	43,349	(238)	-	-
Timothy P. Johnston	82,364	*	82,364	(239)	-	-
Timothy Wieghaus	126,599	*	126,599	(240)	-	-
Tracy N. Poe	93,155	*	93,155	(241)	-	-
Sterne Agee & Leach Inc. C/F Tracy N. Poe Roth IRA	50,890	*	50,890	(242)
Uday Dandamudi	22,704	*	22,704	(243)	-	-
Variety Investments Limited	515,980	2.1811%	515,980	(244)	-	-
Velcro LLC	90,817	*	90,817	(245)	-	-
Vinod Moras	832	*	832	(246)	-	-
Willard L Simons	32,802	*	32,802	(247)	-	-
Willard L. Simons IRA - Sterne Agee & Leach Inc. C/F	31,794	*	31,794	(248)	-	-
William A. and Barbara B. Valka, (JTWROS)	43,349	*	43,349	(249)	-	-
William H. Hieronymus	151,362	*	151,362	(250)	-	-
William J. Diamond & Andrea Sullivan (JTWROS)	18,163	*	18,163	(251)	-	-
William L. Lane & Leann Lane (JTWROS)	37,840	*	37,840	(252)	-	-
William Wade Brawley	43,349	*	43,349	(253)	-	-
William Woodford	22,704	*	22,704	(254)	-	-
Wilson, William, III and Wilson, Patricia White COTTEE of The Wilson Family Restated Living Trust UTA dtd 04/2004	173,400	*	173,400	(255)	-	-
Wojciech Rybacki	24,975	*	24,975	(256)	-	-
Xiaowei Zhou	18,359	*	18,359	(257)	-	-
Yogesh Desai	45,407	*	45,407	(258)	-	-
TOTAL	20,838,703		24,594,265

1	Includes (i) 89,367 shares of common stock and (ii) 21,953 shares of common stock issuable upon the exercise of the Stock Offering warrants (Adam Baker).
2
Includes (i) 22,533 shares of common stock issuable upon exercise of the warrants pursuant to the transaction management agreement with Jamess Capital Group, LLC.  Warrant may not be exercised by the Holder upon less than 90 days prior written notice of such exercise and provided further that the Holder may elect, in its sole discretion, to waive the Prior Notice Requirement, in whole or in part, upon 65 days prior written notice of such waiver.  Excluded from calculation of beneficial ownership as such.  (Alan Aranha).

3
Includes (i) 76,525 shares of common stock and (ii) 18,239 shares of common stock issuable upon the exercise of the Stock Offering warrants.  Albert H. Konetzni, Jr. and Shirley A. Konetzni may be deemed to be the beneficial owner of the shares of our common stock held by  Albert H. Konetzni Jr. and Shirley A. Konetzni JT TEN.   (Albert H. Konetzni Jr. & Shirley A. Konetzni JT TEN).

4
Includes (i) 60,545 shares of common stock and (ii) 30,272 shares of common stock issuable upon exercise of the Series B warrants. Alexander Sepulveda may be deemed to be the beneficial owner of the shares of our common stock held by the Sterne Agee & Leach Inc. C/F Alexander Sepulveda IRA.   (Sterne Agee & Leach Inc. C/F Alexander Sepulveda IRA),

5
Includes (i) 99,617 shares of common stock issuable upon exercise of the placement agent warrants at an exercise price of 0.78, exercisable on a cashless basis issued to Amrosan, LLC, a partnership in which the majority member interest is owned by the family of Mr. Seth, a Director of Actinium and (ii) 375,556 shares of common stock issuable upon exercise of the warrants pursuant to the transaction management agreement with Jamess Capital Group, LLC.  Warrant may not be exercised by the Holder upon less than 90 days prior written notice of such exercise and provided further that the Holder may elect, in its sole discretion, to waive the Prior Notice Requirement, in whole or in part, upon 65 days prior written notice of such waiver.  Excluded from calculation of beneficial ownership as such.  Mr. Alan Aranha has voting and/or investment power over the common stock of Actinium owned by Amrosan, LLC.  (Amrosan, LLC).

6	Includes (i) 40,273 shares of common stock and (ii) 15,136 shares of common stock issuable upon exercise of the Series B warrants (Andrew Bellamy).
7	Includes (i) 34,458 shares of common stock and (ii) 8,615 shares of common stock issuable upon the exercise of the Stock Offering warrants (Andrew Chandler).
8
Includes (i) 18,163 shares of common stock and (ii) 9,081 shares of common stock issuable upon exercise of the Series B warrants. Andrew Charles Good  & Fiona McPhee  may be deemed to be the beneficial owner of the shares of our common stock held by Andrew Charles Good  & Fiona McPhee (JTWROS).   (Andrew Charles Good  & Fiona McPhee (JTWROS)).

9
Includes (i) 51,359  shares of common stock, (ii) 6,054 shares of common stock issuable upon exercise of the Series B warrants, and (iii) 6,785 shares of common stock issuable upon exercise of the Stock Offering warrants  (Anthony D'Amato).

10
Includes (i) 11,305 shares of common stock and (ii) 19,352 shares of common stock issuable upon exercise of the 2012 Common Stock placement agent warrants at an exercise price of 2.48.  Ms. Beeram is affiliated with the Placement Agent of the Stock Offering and the 2012 Common Stock Offering (Aparna Beeram).

11	Includes (i) 83,461 shares of common stock and (ii) 19,973 shares of common stock issuable upon the exercise of the Stock Offering warrants. (Benjamin Hasty).
12	Includes (i) 15,136 shares of common stock and (ii) 7,568 shares of common stock issuable upon exercise of the Series B warrants (Billy W. Harris).
13
Includes (i) 721,068 shares of common stock issuable upon exercise of the warrants pursuant to the transaction management with Jamess Capital Group, LLC.  Warrant may not be exercised by the Holder upon less than 90 days prior written notice of such exercise and provided further that the Holder may elect, in its sole discretion, to waive the Prior Notice Requirement, in whole or in part, upon 65 days prior written notice of such waiver.  Excluded from calculation of beneficial ownership as such.  Ms. Lindsay Aranha has voting and/or investment power over the common stock of Actinium owned by Bioche Asset Management, LLC (Bioche Asset Management LLC).

14	Includes (i) 68,470 shares of common stock and (ii) 17,118 shares of common stock issuable upon the exercise of the Stock Offering warrants (Bohdan Chaban).
15	Includes (i) 31,616 shares of common stock and (ii) 1,513 shares of common stock issuable upon exercise of the Series B warrants (Brendan Sullivan).
16
Includes (i) 273,881 shares of common stock and (ii) 68,470 shares of common stock issuable upon the exercise of the Stock Offering warrants.  Brian E.  Jones and Peggy A. Jones may be deemed to be the beneficial owner of the shares of our common stock held by Brian E.  Jones and Peggy A. Jones (JTWROS).   (Brian E.  Jones and Peggy A. Jones).

17
Includes (i) 138,720 shares of common stock and (ii) 34,680 shares of common stock issuable upon exercise of the Stock Offering warrants. Brian Miller may be deemed to be the beneficial owner of the shares of our common stock held by Miller, Brian IRA (Robert W. Baird & Co., Inc. TTEE, FBO Brian Miller IRA Acct # 6144 2867.   (Robert W. Baird & Co., Inc. TTEE, FBO Brian Miller IRA Acct # 6144 2867)).

18
Includes (i) 3,636 shares of common stock issuable upon exercise of the placement agent warrants at an exercise price of 0.78. Mr. Murray is affiliated with the Placement Agent of the Stock Offering (Brian Murray).

19
Includes (i) 20,874 shares of common stock issuable upon exercise of the placement agent warrants at an exercise price of 0.78.  (ii) 78,867 shares of common stock issuable upon exercise of the warrants pursuant to the transaction management agreement with Jamess Capital Group, LLC.  Warrant may not be exercised by the Holder upon less than 90 days prior written notice of such exercise and provided further that the Holder may elect, in its sole discretion, to waive the Prior Notice Requirement, in whole or in part, upon 65 days prior written notice of such waiver.  Excluded from calculation of beneficial ownerhip as such. and (iii) 6,242 shares of common stock issuable upon exercise of the 2012 Common Stock placement agent warrants at an exercise price of 2.48.  Mr. Robertson is affiliated with the Placement Agent of the Stock Offering and the 2012 Common Stock Offering.  (Brian Robertson).

20	Includes (i) 30,420 shares of common stock. Mr. Porter is affiliated with the Placement Agent of the Stock Offering and the 2012 Common Stock Offering (Bruce Porter).
21	Includes (i) 60,545 shares of common stock and (ii) 30,272 shares of common stock issuable upon exercise of the Series B warrants (Bruno Donnou).
22
Includes (i) 110,761 shares of common stock, (ii) 15,136 shares of common stock issuable upon exercise of the Series B warrants, and (iii) 11,483 shares of common stock issuable upon the exercise of the Stock Offering warrants (Bruno J. Casatelli).

23
Includes (i) 199,236 shares of common stock issuable upon exercise of the placement agent warrants at an exercise price of 0.78. (ii) 74,855 shares of common stock issuable upon exercise of the 2012 Common Stock placement agent warrants at an exercise price of 2.48.  Buff Trust is affiliated with the Placement Agent of the Stock Offering and the 2012 Common Stock Offering (Buff Trust).  John Tesse has voting and/or investment power over the common stock of Actinium owned by the Buff Trust.

24	Includes (i) 69,359 shares of common stock and (ii) 17,340 shares of common stock issuable upon exercise of the Stock Offering warrants (Burton Mark Paull).
25	Includes (i) 60,546 shares of common stock and (ii) 15,136 shares of common stock issuable upon exercise of the Series B warrants (Malcolm C.S. Leslie).
26	Includes (i) 34,679 shares of common stock and (ii) 8,670 shares of common stock issuable upon exercise of the Stock Offering warrants (Carl F. Muckenhin).
27
Includes (i) 353,023 shares of common stock issuable upon exercise of the warrants pursuant to the transaction management agreement with Jamess Capital Group, LLC.  Warrant may not be exercised by the Holder upon less than 90 days prior written notice of such exercise that the Holder  may elect, in its sole discretion, to waive the Prior Notice Requirement, in whole or in part, upon 65 days prior written notice of such waiver.  Excluded from calculation of beneficial ownerhip as such.  Mr. Alan Aranha has voting and/or investment power over the common stock of Actinium owned by Carnegie Hill Asset Partners (Carnegie Hill Asset Partners).

28	Includes (i) 90,848 shares of common stock and (ii) 30,272 shares of common stock issuable upon exercise of the Series B warrants (Chad A. Elms).

29	Includes (i) 13,871 shares of common stock and (ii) 3,468 shares of common stock issuable upon exercise of the Stock Offering warrants (Charles J. Magolske).
30	Includes (i) 30,272 shares of common stock and (ii) 7,568 shares of common stock issuable upon exercise of the Series B warrants (Charles L. Vinn).
31	Includes (i) 33,927 shares of common stock and (ii) 8,482 shares of common stock issuable upon the exercise of the Stock Offering warrants (Charles W. Ganse).
32	Includes (i) 12,109 shares of common stock and (ii) 6,054 shares of common stock issuable upon exercise of the Series B warrants (Chris Marshall).
33	Includes (i) 189,993 shares of common stock and (ii) 47,498 shares of common stock issuable upon exercise of the Stock Offering warrants (Chris McHugh).
34
Includes (i) 68,627 shares of common stock and (ii) 17,157 shares of common stock issuable upon the exercise of the Stock Offering warrants.  Christina Einstein may be deemed to be the beneficial owner of the shares of our common stock held by Sterne Agee & Leach Inc. C/F Christina G. Einstein IRA.   (Sterne Agee & Leach Inc C/F Christina G. Einstein IRA).

35	Includes (i) 68,627 shares of common stock and (ii) 17,157 shares of common stock issuable upon exercise of the Stock Offering warrants (Christopher J. Mehos).
36
Includes (i) 1,435 shares of common stock issuable upon exercise of the placement agent warrants at an exercise price of 0.78.  Mr. Kane is affiliated with the Placement Agent of the Stock Offering Offering (Christopher Kane).

37	Includes (i) 34,679 shares of common stock and (ii) 8,670 shares of common stock issuable upon the exercise of the Stock Offering warrants (Christopher M. Johnston).
38
Includes (i) 23,627 shares of common stock issuable upon exercise of the placement agent warrants at an exercise price of 0.78 and (ii) 2,728 shares of common stock issuable upon exercise of the 2012 Common Stock placement agent warrants at an exercise price of 2.48.  Mr. Oppito is affiliated with the Placement Agent of the Stock Offering Offering and the 2012 Common Stock Offering.  (Christopher Oppito.).

39	Includes (i) 34,679 shares of common stock and (ii) 8,670 shares of common stock issuable upon exercise of the Stock Offering warrants (Clayton A. and Stephanie S., Reed).
40	Includes (i) 69,359 shares of common stock and (ii) 17,340 shares of common stock issuable upon the exercise of the Stock Offering warrants (Clint N. Duty).
41	Includes (i) 6,054 shares of common stock and (ii) 1,513 shares of common stock issuable upon exercise of the Series B warrants (Conor Gilligan).
42	Includes (i) 110,404 shares of common stock and (ii) 27,601 shares of common stock issuable upon exercise of the Stock Offering warrants (Conor Stanley).
43
Includes (i) 3,382 shares of common stock issuable upon exercise of the 2012 Common Stock placement agent warrants at an exercise price of 2.48.  Mr. Bonn is affiliated with the Placement Agent of the 2012 Common Stock Offering (Craig Bonn).

44	Includes (i) 69,359 shares of common stock and (ii) 17,340 shares of common stock issuable upon exercise of the Stock Offering warrants (Daniel P. Wikel).
45	Includes (i) 69,359 shares of common stock and (ii) 17,340 shares of common stock issuable upon exercise of the Stock Offering warrants (Daniel P. Wikel).
46	Includes (i) 20,807 shares of common stock and (ii) 5,202 shares of common stock issuable upon the exercise of the Stock Offering warrants (David A. Kuhar).
47	Includes (i) 144,941 shares of common stock and (ii) 36,235 shares of common stock issuable upon the exercise of the Stock Offering warrants (David Cantwell).
48
Includes (i) 12,109 shares of common stock and (ii) 6,054 shares of common stock issuable upon exercise of the Series B warrants.  David Hicks  may be deemed to be the beneficial owner of the shares of our common stock held by the David Hicks Pension Fund.   (David Hicks Pension Fund).

49	Includes (i) 15,136 shares of common stock and (ii) 7,568 shares of common stock issuable upon exercise of the Series B warrants (David Patterson).
50
Includes (i) 193,331 shares of common stock, (ii) 28,759 shares of common stock issuable upon exercise of the Series B warrants and (iii) 19,138 shares of common stock issuable upon exercise of the Stock Offering Warrants (David W. Frost).

51
Includes (i) 4,842 shares of common stock and (ii) 1,210 shares of common stock issuable upon exercise of the Series B warrants. David Frost may be deemed to be the beneficial owner of the shares of our common stock held by Frost IRA - Sterne Agee & Leach Inc. C/F David W.   (David W. Frost IRA - Sterne Agee & Leach Inc. C/F David W.).

52	Includes (i) 277,440 shares of common stock and (ii) 69,360 shares of common stock issuable upon the exercise of the Stock Offering warrants (Dean L. Fox).
53	Includes (i) 34,130 shares of common stock and (ii) 8,533 shares of common stock issuable upon the exercise of the Stock Offering warrants (Deborah L. Katz).
54	Includes (i) 693,634 shares of common stock and (ii) 173,409 shares of common stock issuable upon the exercise of the Stock Offering warrants (Denis O'Brien).
55	Includes (i) 138,720 shares of common stock and (ii) 34,680 shares of common stock issuable upon exercise of the Stock Offering warrants (Dianne M. Scheck).
56	Includes (i) 30,272 shares of common stock and (ii) 7,568 shares of common stock issuable upon exercise of the Series B warrants (Donald K. Coffey).
57	Includes (i) 30,272 shares of common stock and (ii) 7,568 shares of common stock issuable upon exercise of the Series B warrants (Douglas A. Alcott).
58	Includes (i) 34,679 shares of common stock and (ii) 8,670 shares of common stock issuable upon the exercise of the Stock Offering warrants (Dougles E. Eckert).
59	Includes (i) 55,024 shares of common stock and (ii) 12,631 shares of common stock issuable upon the exercise of the Stock Offering warrants (Douglas J Amos & Carol A Amos, JTWROS).
60
Includes (i) 54,283 shares of common stock and (ii) 13,571 shares of common stock issuable upon the exercise of the Stock Offering warrants.  Douglas R. Holroyd & Jill K. Holroyd may be deemed to be the beneficial owner of the shares of our common stock held by Douglas R. Holroyd & Jill K. Holroyd (JTWROS).   (Douglas R. Holroyd & Jill K. Holroyd (JTWROS)).

61	Includes (i) 34,313 shares of common stock and (ii) 8,578 shares of common stock issuable upon the exercise of the Stock Offering warrants (Dr. John M. Ferriter).
62
Includes (i) 76,355 shares of common stock and (ii) 18,196 shares of common stock issuable upon exercise of the Stock Offering warrants.  Dr. Richard and Anita Matter may be deemed to be the beneficial owner of the shares of our common stock held by Dr. Richard and Anita Matter (JTWROS).    (Dr. Richard and Anita Matter (JTWROS)).

63	Includes (i) 104,039 shares of common stock and (ii) 26,010 shares of common stock issuable upon exercise of the Stock Offering warrants (Earl R. Richardson).
64	Includes (i) 45,424 shares of common stock and (ii) 15,136 shares of common stock issuable upon exercise of the Series B warrants (Edward C. Moore).
65
Includes (i) 30,272 shares of common stock and (ii) 7,568 shares of common stock issuable upon exercise of the Series B warrants.  Edwin A. Schermerhorn may be deemed to be the beneficial owner of the shares of our common stock held by the Schermerhorn Roth IRA -Sterne Agee & Leach Inc. C/F Edwin A.   (Edwin A. Schermerhorn Roth IRA -Sterne Agee & Leach Inc. C/F).

66	Includes (i) 174,634 shares of common stock issuable upon exercise of the warrants pursuant to the transaction management agreement with Jamess Capital Group, LLC. Warrant may not be exercised by the Holder upon less than 90 days prior written notice of such exercise and provided further that the Holder may elect, in its sole discretion, to waive the Prior Notice Requirement, in whole or in part, upon 65 days prior written notice of such waiver. Excluded from calculation of beneficial ownerhip as such. John Coolong has voting and/or investment power over the common stock of Actinium owned by the Eitner Family Trust (Eitner Family Trust).
67
Includes (i) 34,509 shares of common stock and (ii) 8,627 shares of common stock issuable upon exercise of the Stock Offering warrants.  Eliana Cardenas Mendez and Roberto Mendez may be deemed to be the beneficial owner of the shares of our common stock held by Mendez, Eliana Cardenas and Roberto (JTWROS).   (Eliana Cardenas and Roberto Mendez, (JTWROS)).

68	Includes (i) 18,109 shares of common stock and (ii) 6,054 shares of common stock issuable upon exercise of the Series B warrants (Enguerrand de Ponteves).
69	Includes (i) 30,272 shares of common stock and (ii) 7,568 shares of common stock issuable upon exercise of the Series B warrants (Eugene E. Eubank).
70
Includes (i) 287 shares of common stock issuable upon exercise of the placement agent warrants at an exercise price of 0.78. Mr. Stern is affiliated with the Placement Agent of the Stock Offering (Evan Stern).

71
Includes (i) 20,174 shares of common stock and (ii) 10,374 shares of common stock issuable upon exercise of the 2012 Common Stock placement agent warrants at an exercise price of 2.48.  Mr. Smith is affiliated with the Placement Agent of the Stock Offering  and the 2012 Common Stock Offering (Francis Smith.).

72	Includes (i) 34,679 shares of common stock and (ii) 8,670 shares of common stock issuable upon the exercise of the Stock Offering warrants (Frank Davis).
73
Includes (i) 199,236 shares of common stock issuable upon exercise of the placement agent warrants at an exercise price of 0.78.  (ii) 74,855 shares of common stock issuable upon exercise of the 2012 Common Stock placement agent warrants at an exercise price of 2.48.  Garnett Trust is affiliated with the Placement Agent of the Stock Offering and the 2012 Common Stock Offering (Garnett Trust.).  John Tesse has voting and/or investment power over the common stock of Actinium owned by the Garnett Trust.

74	Includes (i) 30,272 shares of common stock and (ii) 7,568 shares of common stock issuable upon exercise of the Series B warrants (Gary M. Higdem).
75	Includes (i) 34,679 shares of common stock and (ii) 8,670 shares of common stock issuable upon exercise of the Stock Offering warrants (Gary A. Washauer).
76	Includes (i) 41,684 shares of common stock and (ii) 9,569 shares of common stock issuable upon the exercise of the Stock Offering warrants (Gene R Carlson & Cynthia L Carlson (JTWROS)).
77
Includes (i) 60,546 shares of common stock and (ii) 15,136 shares of common stock issuable upon exercise of the Series B warrants. George Elefther  & Karin Alexa  Elefther may be deemed to be the beneficial owner of the shares of our common stock held by  George Elefther  & Karin Alexa  Elefther (JTWROS).   (George Elefther  & Karin Alexa  Elefther (JTWROS)).

78	Includes (i) 170,625 shares of common stock and (ii) 42,656 shares of common stock issuable upon the exercise of the Stock Offering warrants (Sterne Agee & Leach Inc. C/F George Elefther IRA).
79
Includes (i) 184,129 shares of common stock, (ii) 15,136 shares of common stock issuable upon exercise of the Series B warrants, and (iii) 34,680 shares of common stock issuable upon exercise of the Stock Offering warrants (George M Zelinski).

80
Includes (i) 37,788 shares of common stock, (ii) 6,054 shares of common stock issuable upon exercise of the Series B warrants, and (iii) 3,393 shares of common stock issuable upon exercise of the Stock Offering warrants (Gerhard Plaschka).

81	Includes (i) 83,692 shares of common stock and (ii) 19,138 shares of common stock issuable upon the exercise of the Stock Offering warrants (Gonzalo A Salgueiro).
82	Includes (i) 30,272 shares of common stock and (ii) 7,568 shares of common stock issuable upon exercise of the Series B warrants (Grant L. Hanby).
83
Includes (i) 134,624 shares of common stock, (ii) 13,017 shares of common stock issuable upon exercise of the Series B warrants, and (iii) 20,639 shares of common stock issuable upon exercise of the Stock Offering warrants.  Gregory F. Sullivan & Gene M. Sullivan may be deemed to be the beneficial owner of the shares of our common stock held by Gregory F. Sullivan MD & Gene M. Sullivan (JTWROS). (Gregory F. Sullivan MD & Gene M. Sullivan (JTWROS)).

84
Includes (i) 34,679 shares of common stock and (ii) 8,670 shares of common stock issuable upon the exercise of the Stock Offering warrants.  Harold O. LaFlash and Greta G. LaFlash may be deemed to be the beneficial owner of the shares of our common stock held by Harold O. LaFlash and Greta G. LaFlash (JTWROS).   (Harold O. LaFlash and Greta G. LaFlash (JTWROS)).

85
Includes (i) 169,705 shares of common stock and (ii) 42,426 shares of common stock issuable upon the exercise of the Stock Offering warrants.  Chris McHugh may be deemed to be the beneficial owner of the shares of our common stock held by Harvest Financial Services Ltd. as Qualifying Fund Manager of the Chris McHugh ARF   (Harvest Financial Services Ltd as Qualifying Fund Manager of the Chris McHugh ARF ).

86	Includes (i) 30,273 shares of common stock and (ii) 15,136 shares of common stock issuable upon exercise of the Series B warrants (Helmut Koehler).
87
Includes (i) 19,980 shares of common stock and (ii) 9,990 shares of common stock issuable upon exercise of the Series B warrants. David Hicks  may be deemed to be the beneficial owner of the shares of our common stock held by the Hicks Foods Ltd.   (Hicks Foods Ltd.).

88
Includes (i) 18,163 shares of common stock and (ii) 9,081 shares of common stock issuable upon exercise of the Series B warrants. Lawrence Hochman  may be deemed to be the beneficial owner of the shares of our common stock held by the Hochman Family LLP .   Lawrence D. Hochman has voting/and or investment power over the common stock of Actinium owned by Hochman Family LLP.  (Hochman Family LLP).

89
Includes (i) 19,988 shares of common stock issuable upon exercise of the placement agent warrants at an exercise price of 0.78 and (ii) 5,318 shares of common stock issuable upon exercise of the 2012 Common Stock placement agent warrants at an exercise price of 2.48.  Mr. Marasa is affiliated with the Placement Agent of the Stock Offering and the 2012 Common Stock Offering (Hugh J. Marasa Jr.).

90
Includes (i) 23,607 shares of common stock issuable upon exercise of the placement agent warrants at an exercise price of 0.78 and (ii) 20,438 shares of common stock issuable upon exercise of the 2012 Common Stock placement agent warrants at an exercise price of 2.48.  Mr. Regan is affiliated with the Placement Agent of the Stock Offering  and the 2012 Common Stock Offering (Hugh Regan).

91
Includes (i) 312,528 shares of common stock, (ii) 37,840 shares of common stock issuable upon exercise of the Series B warrants and (iii) 50,121 shares of common stock issuable upon exercise of the Stock Offering warrants (Ian H. Murray).

92
Includes (i) 302,818 shares of common stock and (ii) 105,954 shares of common stock issuable upon exercise of the Series B warrants.  Stephan Herrmann may be deemed to be the beneficial owner of the shares of our common stock held by Immotrend Inc.   (Immotrend Inc.).

93
Includes (i) 333,000 shares of common stock and (ii) 83,250 shares of common stock issuable upon exercise of the Series B warrants. David Sykes  may be deemed to be the beneficial owner of the shares of our common stock held by Island Capital Nominees Ltd.  David Sykes has voting and/or investment power over the common stock of Actinium owned by Island Capital Nominees Ltd. (Island Capital Nominees Ltd.).

94	Includes (i) 121,090 shares of common stock and (ii) 30,272 shares of common stock issuable upon exercise of the Series B warrants (J. Brian Boulter).

95
Includes (i) 97,001 shares of common stock issuable upon exercise of the placement agent warrants at an exercise price of 0.78 (ii) 873,168 shares of common stock issuable upon exercese of the warrants pursuant to the transaction management agreement with Jamess Capital Group, LLC.  Warrant may not be exercised by the Holder upon less than 90 days prior written notice of such exercise and provided further that the Holder may elect, in its sole discretion, to waive the Prior Notice Requirement, in whole or in part, upon 65 days prior written notice of such waiver.  Excluded from calculation of beneficial ownerhip as such.  and (iii) 31,435 shares of common stock issuable upon exercise of the 2012 Common Stock placement agent warrants at an exercise price of 2.48.  Mr. Ahern is affiliated with the Placement Agent of the Stock Offering and the 2012 Common Stock Offering  (James Ahern.).

96	Includes (i) 12,108 shares of common stock and (ii) 3,027 shares of common stock issuable upon exercise of the Series B warrants (James G. Markey and Carolyn L. Markey (JTWROS)).
97	Includes (i) 48,436 shares of common stock and (ii) 12,109 shares of common stock issuable upon exercise of the Series B warrants (James L. Payne).
98	Includes (i) 34,679 shares of common stock and (ii) 8,670 shares of common stock issuable upon exercise of the Stock Offering warrants (James M. Wimberly).
99	Includes (i) 83,369 shares of common stock from notes conversion and (ii) 19,138 shares of common stock issuable upon the exercise of the Stock Offering warrants (James Payne).
100
Includes (i) 531 shares of common stock issuable upon exercise of the placement agent warrants at an exercise price of 0.78.  Mr. Provenzano is affiliated with the Placement Agent of the Stock Offering (James Provenzano).

101
Includes (i) 15,136 shares of common stock and (ii) 7,568 shares of common stock issuable upon exercise of the Series B warrants.  James T. Dietz & Barbara J. Dietz may be deemed to be the beneficial owner of the shares of our common stock held by  James T. Dietz & Barbara J. Dietz (JTWROS).

102
Includes (i) 1,913 shares of common stock issuable upon exercise of the placement agent warrants at an exercise price of 0.78.  Mr. Thompson is affiliated with the Placement Agent of the Stock Offering (Holly J. Thompson).

103
Includes (i) 80,103 shares of common stock, (ii) 15,136 shares of common stock issuable upon exercise of the Series B warrants and (iii) 8,670 shares of common stock issuable upon exercise of the Stock Offering warrants (James W. Lees).

104
Includes (i) 69,359 shares of common stock and (ii) 17,340 shares of common stock issuable upon the exercise of the Stock Offering warrants.  Jan J. Laskowski & Sofia M. Laskowski may be deemed to be the beneficial owner of the shares of our common stock held by Jan J. Laskowski and Sofia M. Laskowski (JTWROS (Jan J. Laskowski and Sofia M. Laskowski (JTWROS)).

105
Includes (i) 25,802 shares of common stock, (ii) 3,027 shares of common stock issuable upon exercise of the Series B warrants, and (iii) 3,424 shares of common stock issuable upon exercise of the Stock Offering warrants (Jared Sullivan & Shannan Sullivan (JTWROS)).

106
Includes (i) 10,789 shares of common stock issuable upon exercise of the 2012 Common Stock placement agent warrants at an exercise price of 2.48.  Mr. Russo is affiliated with the Placement Agent of the 2012 Common Stock Offering (Jason Russo).

107	Includes (i) 121,090 shares of common stock and (ii) 30,272 shares of common stock issuable upon exercise of the Series B warrants (Jeff C. Kleinschmidt).
108	Includes (i) 60,545 shares of common stock and (ii) 30,272 shares of common stock issuable upon exercise of the Series B warrants (Jeff L. Stevens).
109	Includes (i) 196,411 shares of common stock and (ii) 47,569 shares of common stock issuable upon the exercise of the Stock Offering warrants (Sterne Agee & Leach Inc. C/F Jimmy R. Hasley IRA).
110
Includes (i) 13,871 shares of common stock and (ii) 3,468 shares of common stock issuable upon exercise of the Stock Offering warrants. John Pimpinella and Bernadette Mueller may be deemed to be beneficial owner of the shares of our common stock held by John Pimpinella & Bernadette Mueller (JTWROS).  (John Pimpinella & Bernadette Mueller (JTWROS)).

111
Includes (i) 34,130 shares of common stock and (ii) 8,533 shares of common stock issuable upon exercise of the Stock Offering warrants. John H. Welsh may be deemed to be the beneficial owner of the shares of our common stock held by the Sterne Agee & Leach Inc. C/F John H. Welsh Roth IRA. (Sterne Agee & Leach Inc. C/F John H. Welsh Roth IRA).

112	Includes (i) 208,079 shares of common stock and (ii) 52,020 shares of common stock issuable upon exercise of the Stock Offering warrants (John L. Sommer IRA, SAL C/F).
113
Includes (i) 33,318 shares of common stock, (ii) 3,027 shares of common stock issuable upon exercise of the Series B warrants and (iii) 6,817 shares of common stock issuable upon the exercise of the Stock Offering warrants (John M. Duffy).

114
Includes (i) 15,022 shares of common stock issuable upon exercise of the warrants pursuant to the transaction management agreement with Jamess Capital Group, LLC.  Excluded from calculation of beneficial ownerhip as such.  Warrant may not be exercised by the Holder upon less than 90 days prior written notice of such exercise and provided further that the Holder may elect, in its sole discretion, to waive the Prior Notice Requirement, in whole or in part, upon 65 days prior written notice of such waiver. (John M. Harrington).

115
Includes (i) 90,848 shares of common stock and (ii) 30,272 shares of common stock issuable upon exercise of the Series B warrants. John Malfer & Toni Malfer may be deemed to be the beneficial owner of the shares of our common stock held by the John Malfer & Toni Malfer (JTWROS).   (John Malfer & Toni Malfer (JTWROS)).

116	Includes (i) 34,509 shares of common stock and (ii) 8,627 shares of common stock issuable upon the exercise of the Stock Offering warrants (John W. Eilers, Jr.).

117
Includes (i) 10,334 shares of common stock issuable upon exercise of the placement agent warrants at an exercise price of 0.78.  (ii) 78,867 shares of common stock issuable upon exercise of the warrants pursuant to the transaction management agreement with Jamess Capital Group, LLC.  Warrant may not be exercised by the Holder upon less than 90 days prior written notice of such exercise and provided further that the Holder may elect, in its sole discretion, to waive the Prior Notice Requirement, in whole or in part, upon 65 days prior written notice of such waiver.  Excluded from calculation of beneficial ownerhip as such.  and (iii) 2,404 shares of common stock issuable upon exercise of the 2012 Common Stock placement agent warrants at an exercise price of 2.48.  Mr. Eitner is affiliated with the Placement Agent of the Stock Offering and the 2012 Common Stock Offering (John-Paul Eitner.).

118	Includes (i) 34,509 shares of common stock and (ii) 8,627 shares of common stock issuable upon the exercise of the Stock Offering warrants (Jorge Borbolla).
119
Includes (i) 4,306 shares of common stock issuable upon exercise of the placement agent warrants at an exercise price of 0.78.  Mr. Fedorko is affiliated with the Placement Agent of the Stock Offering (Joseph Fedorko.).

120	Includes (i) 6,054 shares of common stock and (ii) 1,513 shares of common stock issuable upon exercise of the Series B warrants (Joseph P. Acquavella).
121
Includes (i) 5,550 shares of common stock issuable upon exercise of the placement agent warrants at an exercise price of 0.78.  Mr. Rozof is affiliated with the Placement Agent of the Stock Offering (Joseph Rozof).

122	Includes (i) 20,807 shares of common stock and (ii) 5,202 shares of common stock issuable upon exercise of the Stock Offering warrants (Joseph T. Oppito).
123	Includes (i) 18,162 shares of common stock and (ii) 4,540 shares of common stock issuable upon exercise of the Series B warrants. (Justin McKenna).
124
Includes (i) 99,631 shares of common stock, (ii) 7,568 shares of common stock issuable upon exercise of the Series B warrants, and (iii) 17,340 shares of common stock issuable upon exercise of the Stock Offering warrants (Keith A. Zar).

125	Includes (i) 68,260 shares of common stock and (ii) 17,065 shares of common stock issuable upon the exercise of the Stock Offering warrants (Ken R. Klimitchek).
126	Includes (i) 83,369 shares of common stock and (ii) 19,138 shares of common stock issuable upon the exercise of the Stock Offering warrants (Kenneth G. Williamson).
127
Includes (i) 69,359 shares of common stock and (ii) 17.340 shares of common stock issuable upon the exercise of the Stock Offering warrants (Kenneth N. Larsen Trust U/A/D 9/25/09, Kenneth N. Larsen Trustee).

128	Includes (i) 14,531 shares of common stock and (ii) 7,265 shares of common stock issuable upon exercise of the Series B warrants (Kevin J. Poor).
129	Includes (i) 9,081 shares of common stock and (ii) 3,027 shares of common stock issuable upon exercise of the Series B warrants (Kevin Lynch).
130
Includes (i) 22,913 shares of common stock issuable upon exercise of the placement agent warrants at an exercise price of 0.78.  Mr. O'Connor is affiliated with the Placement Agent of the Stock Offering  (Kevin O'Connor.).

131	Includes (i) 153,051 shares of common stock and (ii) 36,478 shares of common stock issuable upon exercise of the Stock Offering warrants (Kevin P. McCarthy).
132
Includes (i) 12,477 shares of common stock issuable upon exercise of the placement agent warrants at an exercise price of 0.78. (ii) 45,067 shares of common stock issuable upon exercise of the warrants pursuant to the transaction management agreement with Jamess Capital Group, LLC.  Warrant may not be exercised by the Holder upon less than 90 days prior written notice of such exercise and provided further that the Holder may elect, in its sole discretion, to waive the Prior Notice Requirement, in whole or in part, upon 65 days prior written notice of such waiver.  Excluded from calculation of beneficial ownerhip as such.  and (iii) 5,391 shares of common stock issuable upon exercise of the 2012 Common Stock placement agent warrants at an exercise price of 2.48. Mr. Wilson is affiliated with the Placement Agent of the Stock Offering and the 2012 Common Stock Offering. (Kevin R. Wilson).

133
Includes (i) 18,162 shares of common stock and (ii) 4,540 shares of common stock issuable upon exercise of the Series B warrants.  Kimberly J. Macurdy  may be deemed to be the beneficial owner of the shares of our common stock held by Macurdy IRA - Sterne Agee & Leach Inc. C/F Kimberly J.   (Kimberly J. Macurdy IRA - Sterne Agee & Leach Inc. C/F ).

134
Includes (i) 30,272 shares of common stock and (ii) 7,568 shares of common stock issuable upon exercise of the Series B warrants.  Walter J. Lachewitz Jr. may be deemed to be the beneficial owner of the shares of our common stock held by  Sterne Agee & Leach Inc. C/F Walter J. Lachewitz Jr. IRA.   (Sterne Agee & Leach Inc. C/F Walter J. Lachewitz Jr. IRA).

135
Includes (i) 62,958 shares of common stock issuable upon exercise of the placement agent warrants at an exercise price of 0.78.  (ii) 23,654 shares of common stock issuable upon exercise of the 2012 Common Stock placement agent warrants at an exercise price of 2.48.  The stakeholders of Laidlaw Holdings Limited may be deemed to be the beneficial owners of the shares of our common stock held by Laidlaw Holdings Limited.   Laidlaw Holdings Limited is affiliated with the Placement Agent of the Stock Offering and the 2012 Common Stock Offering.  The chairman of Laidlaw Holdings Limited has voting and/or investment power over the common stock of Actinium owned by Laidlaw Holdings Limited. (Laidlaw Holdings Limited).

136	Includes (i) 13,570 shares of common stock and (ii) 3,393 shares of common stock issuable upon exercise of the Stock Offering warrants (Lance Ziaks & Janet Ziaks JTWROS).
137
Includes (i) 68,260 shares of common stock and (ii) 17,065 shares of common stock issuable upon the exercise of the Stock Offering warrants.  Ralph W. Kettell may be deemed to be the beneficial owner of the shares of our common stock held by Lark Enterprises, Ltd.   (Lark Enterprises, Ltd.).

138
Includes (i) 50,322 shares of common stock (ii) 4,238 shares of common stock issuable upon exercise of the Series B warrants, and (iii) 9,569 shares of common stock issuable upon the exercise of the Stock Offering warrants (Larry G. Majerus).

139	Includes (i) 24,218 shares of common stock and (ii) 12,109 shares of common stock issuable upon exercise of the Series B warrants (Laurence B. Jacobs).
140
Includes (i) 15,022 shares of common stock issuable upon exercise of the warrants pursuant to the transaction management agreement with Jamess Capital Group, LLC.  Warrant may not be exercised by the Holder upon less than 90 days prior written notice of such exercise and provided further that the Holder may elect, in its sole discretion, to waive the Prior Notice Requirement, in whole or in part, upon 65 days prior written notice of such waiver. Excluded from calculation of beneficial ownerhip as such.  (Lindsay Aranha).

141
Includes (i) 68,260 shares of common stock and (ii) 17,065 shares of common stock issuable upon exercise of the Stock Offering warrants.  Jon H. Lytle and Carrie M. Lytle may be deemed to be the beneficial owner of the shares of our common stock held by Jon H. Lytle and Carrie M. Lytle (JTWROS).   (Jon H.Lytle and Carrie M. Lytle (JTWROS)).

142	Includes (i) 15,064 shares of common stock and (ii) 3,445 shares of common stock issuable upon exercise of the Stock Offering warrants ( Gary J Mabie, Janelle L Mabie (JTWROS)).
143	Includes (i) 6,054 shares of common stock and (ii) 3,027 shares of common stock issuable upon exercise of the Series B warrants (Maree Casatelli).
144
Includes (i) 9,081 shares of common stock and (ii) 4,540 shares of common stock issuable upon exercise of the Series B warrants.  Maree Casatelli  may be deemed to be the beneficial owner of the shares of our common stock held by Casatelli SEP IRA - Sterne Agee & Leach Inc. C/F Maree.   (Maree Casatelli SEP IRA - Sterne Agee & Leach Inc. C/F Maree).

145
Includes (i) 60,546 shares of common stock and (ii) 15,136 shares of common stock issuable upon exercise of the Series B warrants.  Mark A. Maki & Sara L. Maki may be deemed to be the beneficial owner of the shares of our common stock held by Mark A. Maki & Sara L. Maki (JTWROS).   (Mark A. Maki & Sara L. Maki (JTWROS)).

146	Includes (i) 15,136 shares of common stock and (ii) 7,568 shares of common stock issuable upon exercise of the Series B warrants (Mark C. Jasek).
147
Includes (i) 179,908 shares of common stock and (ii) 45,409 shares of common stock issuable upon exercise of the Series B warrants. Mr. Suwyn may be deemed to be the beneficial owner of the shares of our common stock held by the Mark Suwyn Roth IRA - Sterne Agee & Leach Inc. C/F. (Mark Suwyn Roth IRA - Sterne Agee & Leach Inc. C/F).

148	Includes (i) 37,454 shares of common stock and (ii) 9,364 shares of common stock issuable upon exercise of the Stock Offering warrants (Marvin S. Rosen).
149
Includes (i) 97,001 shares of common stock issuable upon exercise of the warrants at an exercise price of 0.78 (ii) 698,534 shares of common stock issuable upon exercise of the warrants pursuant to the transaction management agreement with Jamess Capital Group, LLC.  Warrant may not be exercised by the Holder upon less than 90 days prior written notice of such exercise and provided further that the Holder may elect, in its sole discretion, to waive the Prior Notice Requirement, in whole or in part, upon 65 days prior written notice of such waiver.  Excluded from calculation of beneficial ownerhip as such.  and (iii) 31,435 shares of common stock issuable upon exercise of the 2012 Common Stock placement agent warrants at an exercise price of 2.48.  Mr. Eitner is affiliated with the Placement Agent of the Stock Offering and the 2012 Common Stock Offering (Matthew Eitner).

150	Includes (i) 69,359 shares of common stock and (ii) 17,340 shares of common stock issuable upon exercise of the Stock Offering warrants (Matthew Reid).
151	Includes (i) 30,272 shares of common stock and (iii) 7,568 shares of common stock issuable upon exercise of the Series B warrants. Gary D. Matura and Margaret I. Curtin Matura may be deemed to be the beneficial owners of the shares of our common stock held by the Matura Family Trust UA 05-26-1998. Gary D. Matura and Margaret I. Curtin Matura disclaim beneficial ownership of such shares, except to the extent of his or her pecuniary interest therein (Matura Family Trust UA 05-26-1998).
152
Includes (i) 2,145 shares of common stock issuable upon exercise of the 2012 Common Stock placement agent warrants at an exercise price of 2.48.  Mr. Ahern is affiliated with the Placement Agent of the 2012 Common Stock Offering (Michael Ahern).

153
Includes (i) 372,985 shares of common stock, (ii) 37,840 shares of common stock issuable upon exercise of the Series B warrants, and (iii) 60,690 shares of common stock issuable upon the exercise of the Stock Offering warrants.  Michael B. Carroll & Sheila J. Carroll may be deemed to be the beneficial owner of the shares of our common stock held by Michael B. Carroll & Sheila J. Carroll (JTWROS).   (Michael B. Carroll & Sheila J. Carroll (JTWROS)).

154	Includes (i) 24,226 shares of common stock and (ii) 7,568 shares of common stock issuable upon exercise of the Series B warrants (Michael D. Watson).
155	Includes (i) 34,679 shares of common stock and (ii) 8,670 shares of common stock issuable upon exercise of the Stock Offering warrants (Michael E. Whitley).
156
Includes (i) 111,730 shares of common stock and (ii) 10,595 shares of common stock issuable upon exercise of the Series B warrants, and (iii) 17,340 shares of common stock issuable upon the exercise of the Stock Offering warrants . Michael Engdall & Susan Engdall may be deemed to be the beneficial owner of the shares of our common stock held by Michael Engdall & Susan Engdall (JTWROS).   (Michael Engdall & Susan Engdall (JTWROS)).

157
Includes (i) 102,161 shares of common stock, (ii) 15,136 shares of common stock issuable upon exercise of the Series B warrants, and (iii) 10,404 shares of common stock issuable upon the exercise of the Stock Offering warrants.  Michael K. Barber  & Julia Barber  may be deemed to be the beneficial owner of the shares of our common stock held by Michael K. Barber  & Julia Barber (JTWROS).   (Michael K. Barber  & Julia Barber (JTWROS)).

158	Includes (i) 27,743 shares of common stock and (ii) 6,936 shares of common stock issuable upon exercise of the Stock Offering warrants (Michael L. Turner).
159	Includes (i) 13,759 shares of common stock and (ii) 3,440 shares of common stock issuable upon the exercise of the Stock Offering warrants (Michael M. Hart)
160
Includes (i) 17,802 shares of common stock, (ii) 78,867 shares of common stock issuable upon exercise of the warrants pursuant to the transaction management agreement with Jamess Capital Group, LLC.  Warrant may not be exercised by the Holder upon less than 90 days prior written notice of such exercise and provided further that the Holder may elect, in its sole discretion, to waive the Prior Notice Requirement, in whole or in part, upon 65 days prior written notice of such waiver.  Excluded from calculation of beneficial ownerhip as such.  and (iii) 4,256 shares of common stock issuable upon exercise of the 2012 Common Stock placement agent warrants at an exercise price of 2.48.  Mr. Murray is affiliated with the Placement Agent of the Stock Offering and the 2012 Common Stock Offering (Michael Murray).

161	Includes (i) 34,679 shares of common stock and (ii) 8,670 shares of common stock issuable upon the exercise of the Stock Offering warrants (Michael R. Chambers).
162	Includes (i) 41,176 shares of common stock and (ii) 10,294 shares of common stock issuable upon exercise of the Stock Offering warrants (Michael Stanley).
163
Includes (i) 34,130 shares of common stock and (ii) 8,533 shares of common stock issuable upon exercise of the Stock Offering warrants. Howard S. Ziment may be deemed to be the beneficial owner of the shares of our common stock held by Minta Group LLC.   Howard Ziment has voting and/or investment power over the common stock of Actinium owned by Minta Group LLC.  (Minta Group LLC).

164
Includes (i) 59,846 shares of common stock, (ii) 4,540 shares of common stock issuable upon exercise of the Series B warrants and (iii) 9,569 shares of common stock issuable upon exercise of the Stock Offering warrants (Nabil M. Yazgi).

165
Includes (i) 9,081 shares of common stock and (ii) 4,540 shares of common stock issuable upon exercise of the Series B warrants.  Nabil Yazgi may be deemed to be the beneficial owner of the shares of our common stock held by the Nabil Yazgi MD PA 401(K) Profit Sharing Plan and Trust. (Nabil Yazgi MD PA 401(K) Profit Sharing Plan and Trust).

166
Includes (i) 6,054 shares of common stock and (ii) 1,513 shares of common stock issuable upon exercise of the Series B warrants. Nabil Yazgi may be deemed to be the beneficial owner of the shares of our common stock held by the Nabil Yazgi MD PA Cash Balance Plan & Trust 12-28-2008. (Nabil Yazgi MD PA Cash Balance Plan & Trust 12-28-2008).

167
Includes (i) 909 shares of common stock issuable upon exercise of the 2012 Common Stock placement agent warrants at an exercise price of 2.48.  Mr. Gupta is affiliated with the Placement Agent of the 2012 Common Stock Offering (Nicholas Gupta).

168
Includes (i) 455 shares of common stock issuable upon exercise of the 2012 Common Stock placement agent warrants at an exercise price of 2.48.  Mr. Maddren is affiliated with the Placement Agent of the 2012 Common Stock Offering (Patrick Maddren).

169	Includes (i) 30,272 shares of common stock and (ii) 7,568 shares of common stock issuable upon exercise of the Series B warrants (Patrick Thomas).
170
Includes (i) 121,090 shares of common stock and (ii) 30,272 shares of common stock issuable upon exercise of the Series B warrants. Paul  A. Wildberger & Janice Wildberger may be deemed to be the beneficial owner of the shares of our common stock held by Paul  A. Wildberger & Janice Wildberger  (JTWROS).   (Paul  A. Wildberger & Janice Wildberger (JTWROS)).

171	Includes (i) 30,272 shares of common stock and (ii) 7,568 shares of common stock issuable upon exercise of the Series B warrants (Peter H. Colettis).
172
Includes (i) 1,637 shares of common stock issuable upon exercise of the 2012 Common Stock placement agent warrants at an exercise price of 2.48.  Mr. Silverman is affiliated with the Placement Agent of the 2012 Common Stock Offering (Peter Silverman).

173
Includes (i) 199,266 shares of common stock, (ii) 15,136 shares of common stock issuable upon exercise of the Series B warrants and (iii) 34,680 shares of common stock issuable upon the exercise of the Stock Offering warrants. (Peter J. and Tiffany B. Zaborowski, (JTWROS)).

174
Includes (i) 287 shares of common stock issuable upon exercise of the placement agent warrants at an exercise price of 0.78. Mr. Malone is affiliated with the Placement Agent of the Stock Offering (Peter Malone).

175	Includes (i) 30,272 shares of common stock and (ii) 7,568 shares of common stock issuable upon exercise of the Series B warrants (Philip Stephenson).
176	Includes (i) 102,391 shares of common stock and (ii) 25,598 shares of common stock issuable upon the exercise of the Stock Offering warrants (PhillipTodd Herndon).
177	Includes (i) 24,218 shares of common stock and (ii) 6,054 shares of common stock issuable upon exercise of the Series B warrants (Rafael Penunuri).
178	Includes (i) 36,326 shares of common stock and (ii) 9,081 shares of common stock issuable upon exercise of the Series B warrants (Raja Appachi).
179	Includes (i) 41,684 shares of common stock and (ii) 9,569 shares of common stock issuable upon the exercise of the Stock Offering warrants (Randall L & Kathy S Payne, JTWROS)).
180
Includes (i) 30,272 shares of common stock and (ii) 7,568 shares of common stock issuable upon exercise of the Series B warrants.  Randy Payne  may be deemed to be the beneficial owner of the shares of our common stock held by the Sterne Agee & Leach Inc. C/F Randy Payne IRA.   (Sterne Agee & Leach Inc. C/F Randy Payne IRA).

181
Includes (i) 46,932 shares of common stock,  (ii) 6,652 shares of common stock issuable upon exercise of the Series B warrants, and (iii) 5,081 shares of common stock issuable upon exercise of the Stock Offering warrants (Ray Sinnott).

182
Includes (i) 17,642 shares of common stock and (ii) 4,411 shares of common stock issuable upon exercise of the Stock Offering warrants.  Ray Sinnott may be deemed to be the beneficial owner of the shares of our common stock held by the Ray Sinnott Pension Fund.   (Ray Sinnott Pension Fund).

183
Includes (i) 30,273 shares of common stock and (ii) 15,136 shares of common stock issuable upon exercise of the Series B warrants. Clayton A Reed & Stephanie S. Reed  may be deemed to be the beneficial owner of the shares of our common stock held by the Reed Family Trust DTD 06-24-1999 Clayton A Reed & Stephanie S. Reed TTEES (Reed Family Trust DTD 06-24-1999 Clayton A Reed & Stephanie S. Reed TTEES).

184	Includes (i) 274,509 shares of common stock and (ii) 68,627 shares of common stock issuable upon the exercise of the Stock Offering warrants (Rex A. Jones).
185
Includes (i) 748,124 shares of common stock, (ii) 30,272 shares of common stock issuable upon exercise of the Series B warrants, and (iii) 171,895 shares of common stock issuable upon exercise of the Stock Offering warrants (Richard A. Levine).

186
Includes (i) 22,913 shares of common stock issuable upon exercise of the placement agent warrants at an exercise price of 0.78.  Mr. Brewster is affiliated with the Placement Agent of the Stock Offering  (Richard Brewster).

187	Includes (i) 18,162 shares of common stock and (ii) 4,540 shares of common stock issuable upon exercise of the Series B warrants (Richard Burgess).
188
Includes (i) 3,136 shares of common stock issuable upon exercise of the 2012 Common Stock placement agent warrants at an exercise price of 2.48.  Mr. Buttine is affiliated with the Placement Agent of the 2012 Common Stock Offering (Richard Buttine).

189
Includes (i) 21,156 shares of common stock issuable upon exercise of the placement agent warrants at an exercise price of 0.78. (ii) 225,334 shares of common stock issuable upon exercise of the warrants pursuant to the transaction management agreement with Jamess Capital Group, LLC.  Warrant may not be exercised by the Holder upon less than 90 days prior written notice of such exercise and provided further that the Holder may elect, in its sole discretion, to waive the Prior Notice Requirement, in whole or in part, upon 65 days prior written notice of such waiver.  Excluded from calculation of beneficial ownerhip as such.  and (iii) 4,256 shares of common stock issuable upon exercise of the 2012 Common Stock placement agent warrants at an exercise price of 2.48.  Mr. Michalski is affiliated with the Placement Agent of the Stock Offering and the 2012 Common Stock Offering (Richard G. Michalski).

190	Includes (i) 13,871 shares of common stock and (ii) 3,468 shares of common stock issuable upon the exercise of the Stock Offering warrants (Richard L. Herweck).
191
Includes (i) 7,318 shares of common stock issuable upon exercise of the 2012 Common Stock placement agent warrants at an exercise price of 2.48.  Mr. Jobanputra is affiliated with the Placement Agent of the 2012 Common Stock Offering (Rikin Jobanputra).

192
Includes (i) 41,336 shares of common stock and (ii) 9,569 shares of common stock issuable upon exercise of the Stock Offering warrants.  David and Mimi Rippee have voting and/or investment power over the common stock of Actinium owned by Rippee Mineral Managemenet LLC (Rippee Mineral Management LLC).

193
Includes (i) 19,988 shares of common stock issuable upon exercise of the placement agent warrants at an exercise price of 0.78.  and (ii) 15,470 shares of common stock issuable upon exercise of the 2012 Common Stock placement agent warrants at an exercise price of 2.48.  Mr. Bonaventura is affiliated with the Placement Agent of the Stock Offering and the 2012 Common Stock Offering (Robert Bonaventura.).

194	Includes (i) 138,720 shares of common stock and (ii) 34,680 shares of common stock issuable upon the exercise of the Stock Offering warrants (Robert Dunn).
195	Includes (i) 277,440 shares of common stock and (ii) 69,360 shares of common stock issuable upon the exercise of the Stock Offering warrants (Robert A. Krauch).
196	Includes (i) 15,136 shares of common stock and (ii) 7,568 shares of common stock issuable upon exercise of the Series B warrants (Robert Hair).
197	Includes (i) 41,846 shares of common stock and (ii) 9,569 shares of common stock issuable upon the exercise of the Stock Offering warrants (Robert J Laubenthal).
198
Includes (i) 1,665 shares of common stock issuable upon exercise of the placement agent warrants at an exercise price of 0.78.  Mr. LeBoyer is affiliated with the Placement Agent of the Stock Offering (Robert LeBoyer).

199	Includes (i) 34,679 shares of common stock and (ii) 8,670 shares of common stock issuable upon the exercise of the Stock Offering warrants (Robert N. Blank).
200
Inclues (i) 2,255 shares of common stock issuable upon exercise of the 2012 Common Stock placement agent warrants at an exercise price of 2.48.  Mr. Rotunno is affiliated with the Placement Agent of the 2012 Common Stock Offering. (Robert Rotunno).

201	Includes (i) 34,679 shares of common stock and (ii) 8,670 shares of common stock issuable upon exercise of the Stock Offering warrants (Robert T. Stapell).
202
Includes (i) 194,104 shares of common stock, (ii) 22,704 shares of common stock issuable upon exercise of the Series B warrants, and (iii) 25,822 shares of common stock issuable upon the exercise of the Stock Offering warrants. (Roger Conan).

203	Includes (i) 68,470 shares of common stock and (ii) 17,188 shares of common stock issuable upon the exercise of the Stock Offering warrants (Sterne Agee & Leach Inc. C/F Roger K. Cady R/O IRA).
204	Includes (i) 276,314 shares of common stock and (ii) 69,079 shares of common stock issuable upon the exercise of the Stock Offering warrants (Ron D. Craig).
205
Includes (i) 7,090 shares of common stock issuable upon exercise of the 2012 Common Stock placement agent warrants at an exercise price of 2.48.  Mr. Zuckerman is affiliated with the Placement Agent of the 2012 Common Stock Offering. (Ron Zuckerman).

206	Includes (i) 30,272 shares of common stock and (ii) 7,568 shares of common stock issuable upon exercise of the Series B warrants (Ronald J. Woodward).
207	Includes (i) 48,551 shares of common stock and (ii) 12,138 shares of common stock issuable upon exercise of the Stock Offering warrants (Ronald A. Soicher).
208
Includes (i) 16,235 shares of common stock and (ii) 10,374 shares of common stock issuable upon exercise of the 2012 Common Stock placement agent warrants at an exercise price of 2.48.  Mr. Turcotte is affiliated with the Placement Agent of the Stock Offering and the 2012 Common Stock Offering (Ryan Turcotte).

209
Includes (i) 64,746 shares of common stock issuable upon exercise of the placement agent warrants at an exercise price of 0.78.  (ii) 57,212 shares of common stock issuable upon exercise of the 2012 Common Stock placement agent warrants at an exercise price of 2.48.   Mr. Seth is affiliated with the Placement Agent of the Stock Offering, the 2012 Common Stock Offering and is also a Director of the Company (Sandesh Seth.).

210
Includes (i) 51,522 shares of common stock and (ii) 6,054 shares of common stock issuable upon exercise of the Series B warrants, and (iii) 6,826 shares of common stock issuable upon exercise of the Stock Offering warrants (Sandra F. Tomlinson).

211	Includes (i) 50,021 shares of common stock and (ii) 11,483 shares of common stock issuable upon exercise of the Stock Offering warrants (Sterne Agee & Leach Inc. C/F Pat Schneider IRA).

212	Includes (i) 34,679 shares of common stock and (ii) 8,670 shares of common stock issuable upon the exercise of the Stock Offering warrants (Scott L. Byer).
213
Includes (i) 60,545 shares of common stock.  Brian M. Miller may be deemed to be the beneficial owner of the shares of our common stock held by Seal Rock 1, LLC.  Brian M. Miller has voting and/or investment power over the common stock of Actinium owned by Seal Rock 1, LLC.  (Seal Rock 1, LLC).

214
Includes (i) 60,545 shares of common stock and (ii) 30,272 shares of common stock issuable upon exercise of the Series B warrants. Alexander Sepulveda may be deemed to be the beneficial owner of the shares of our common stock held by the Sterne Agee & Leach Inc. C/F Mercedes Sepulveda Roth IRA.   (Sterne Agee & Leach Inc. C/F Mercedes Sepulveda Roth IRA),

215	Includes (i) 16,874 shares of common stock (Sharon M. Smith).
216	Includes (i) 41,082 shares of common stock and (ii) 10,271 shares of common stock issuable upon the exercise of the Stock Offering warrants (Simon C. Guscott).
217
Includes (i) 832 shares of common stock issuable upon exercise of the placement agent warrants at an exercise price of 0.78. Mr.  Shah is affiliated with the Placement Agent of the Stock Offering  (Sohin Shah).

218	Includes (i) 6,785 shares of common stock, (ii)1,696 shares of common stock issuable upon exercise of the Stock Offering warrants (Srinivasa Rajan).
219
Includes (i) 41,411 shares of common stock, and (ii) 10,353 shares of common stock issuable upon exercise of the Stock Offering warrants .  Stephen Park and Tracy Park may be deemed to be beneficial owner of the shares of our common stock held by Park, Stephen and Tracy (JTWROS).   (Stephen and Tracy Park, (JTWROS)).

220	Includes (i) 20,807 shares of common stock and (ii) 5,202 shares of common stock issuable upon the exercise of the Stock Offering warrants (Stephen Fischgrund).
221
Includes (i) 77,535 shares of common stock issuable upon exercise of the placement agent warrants at an exercise price of 0.78 and (ii) 13,263 shares of common stock issuable upon exercise of the 2012 Common Stock placement agent warrants at an exercise price of 2.48.  Mr. Hamilton is affiliated with the Placement Agent of the Stock Offering Offering and the 2012 Common Stock Offering.  (Stephen Hamilton).

222
Includes (i) 35,691 shares of common stock and (ii) 8,923 shares of common stock issuable upon exercise of the Stock Offering warrants.  JB Trahern and/or Ann Trahern may be deemed to be the beneficial owner of the shares of our common stock held by the Sterne Agee & Leach Inc. C/F JB Trahern Bene Owner Ann Trahern DCSD IRA.   (Sterne Agee & Leach Inc. C/F JB Trahern Bene Owner Ann Trahern DCSD IRA).

223
Includes (i) 60,546 shares of common stock and (ii) 15,136 shares of common stock issuable upon exercise of the Series B warrants. Steven De Decker & Diop Diatou may be deemed to be the beneficial owner of the shares of our common stock held by Steven De Decker & Diop Diatou (JTWROS).   (Steven De Decker & Diop Diatou (JTWROS)).

224	Includes (i) 30,272 shares of common stock and (ii) 7,568 shares of common stock issuable upon exercise of the Series B warrants (Steven K. Nelson).
225	Includes (i) 13,694 shares of common stock and (ii) 3,424 shares of common stock issuable upon exercise of the Stock Offering warrants (Steven W. Poe and Judith L. Poe (JTWROS)).
226
Includes (i) 6,785 shares of common stock and (ii) 1,696 shares of common stock issuable upon exercise of the Stock Offering warrants. Gregory F. Sullivan may be deemed to be the beneficial owner of the shares of our common stock held by the Sterne Agee & Leach Inc. C/F Gregory F. Sullivan II IRA  (Sterne Agee & Leach Inc. C/F Gregory F. Sullivan II Roth IRA).

227	Includes (i) 12,109 shares of common stock and (ii) 6,054 shares of common stock issuable upon exercise of the Series B warrants (Susan H. Lu).
228
Includes (i) 134,390 shares of common stock, (ii) 16,642 shares of common stock issuable upon exercise of the Series B warrants, and (iii)16,955 shares of common stock issuable upon exercise of the Stock Offering warrants. Ray Sinott may be deemed to be the beneficial owner of the shares of our common stock held by Syntec Scientific LTD.   (Syntec Scientific LTD).

229
Includes (i) 13,725 shares of common stock and (ii) 3,431 shares of common stock issuable upon exercise of the Stock Offering warrants. Thomas Murray and Lillian Murray may be deemed to be the beneficial owner of the shares of our common stock held by Murray, Thomas and Lillian (JTWROS).   (Thomas and Lillian Murray, (JTWROS)).

230	Includes (i) 41,684 shares of common stock and (ii) 9,569 shares of common stock issuable upon exercise of the Stock Offering warrants. (Thomas C. Pugh).
231
Includes (i) 144,238 shares of common stock, (ii) 15,136 shares of common stock issuable upon exercise of the Series B warrants and (iii) 19,138 shares of common stock issuable upon exercise of the Stock Offering warrants (Thomas G. Hoffman).

232
Includes (i) 71,956 shares of common stock, (ii) 7,568 shares of common stock issuable upon exercise of the Series B warrants and (iii) 9,569 shares of common stock issuable upon exercise of the Stock Offering warrants.  Thomas J. Moore & Cathleen Moore may be deemed to be the beneficial owner of the shares of our common stock held by the Thomas J. Moore & Cathleen Moore (JTWROS).   (Thomas J. Moore & Cathleen Moore (JTWROS)).

233	Includes (i) 60,546 shares of common stock and (ii) 15,136 shares of common stock issuable upon exercise of the Series B warrants (Timothy A. Kippenhan).
234
Includes (i) 3,444 shares of common stock issuable upon exercise of the placement agent warrants at an exercise price of 0.78.  (ii) 2,727 shares of common stock issuable upon exercise of the 2012 Common Stock placement agent warrants at an exercise price of 2.48.  Mr. Behr is affiliated with the Placement Agent of the Stock Offering and the 2012 Common Stock Offering (Timothy C. Behr).

235	Includes (i) 76,295 shares of common stock and (ii) 19,074 shares of common stock issuable upon exercise of the Stock Offering warrants (Timothy E. Lemaster).
236
Includes (i) 34,679 shares of common stock and (ii) 8,670 shares of common stock issuable upon exercise of the Stock Offering warrants. Timothy J. Pellegrini and Catherine A. Pellegrini may be deemed to be beneficial owner of the shares of our common stock held by Pellegrini, Timothy J. and Catherine A. (JTWROS)   (Pellegrini, Timothy J. and Catherine A. (JTWROS)).

237
Includes (i) 41,082 shares of common stock and (ii) 10,271 shares of common stock issuable upon the exercise of the Stock Offering warrants.  Timothy J. Kane and Annette K. Kane may be deemed to be the beneficial owner of the shares of our common stock held by Timothy J. Kane and Annette K. Kane (JTWROS).   (Timothy J. Kane and Annette K. Kane (JTWROS)).

238	Includes (i) 34,679 shares of common stock and (ii) 8,670 shares of common stock issuable upon exercise of the Stock Offering warrants (Timothy J. Rinker).
239	Includes (i) 65,891 shares of common stock and (ii) 16,473 shares of common stock issuable upon the exercise of the Stock Offering warrants (Timothy P. Johnston).
240
Includes (i) 101,279 shares of common stock, (ii) 16,650 shares of common stock issuable upon exercise of the Series B warrants, and (iii) 8,670 shares of common stock issuable upon exercise of the Stock Offering warrants (Timothy Wieghaus).

241
Includes (i) 74,524 shares of common stock, (ii) 1,513 shares of common stock issuable upon exercise of the Series B warrants and (iii) 17,118 shares of common stock issuable upon exercise of the Stock Offering warrants (Tracy N. Poe).

242	Includes (i) 40,712 shares of common stock and (ii) 10,178 shares of common stock issuable upon the exercise of the Stock Offering warrants (Sterne Agee & Leach Inc. C/F Tracy N. Poe Roth IRA)
243	Includes (i) 15,136 shares of common stock and (ii) 7,568 shares of common stock issuable upon exercise of the Series B warrants (Uday Dandamudi).
244
Includes (i) 412,784 shares of common stock and (ii) 103,196 shares of common stock issuable upon exercise of the Stock Offering warrants. Xiongwei Ju may be deemed to be the beneficial owner of the shares of our common stock held by Variety Investments Limited.  Xiongwei Ju has voting and/or investment power over the common stock of Actinium owned by Variety Investments Ltd. (Variety Investments Limited).

245
Includes (i) 60,545 shares of common stock and (ii) 30,272 shares of common stock issuable upon exercise of the Series B warrants. Brian M. Miller may be deemed to be the beneficial owner of the shares of our common stock held by Velcro LLC.   Brian M. Miller has sole voting and/or investment power over the common stock owned by Velcro LLC  (Velcro LLC).

246
Includes (i) 832 shares of common stock issuable upon exercise of the placement agent warrants at an exercise price of 0.78.  Mr. Moras is affiliated with the Placement Agent of the Stock Offering (Vinod Moras.).

247	Includes (i) 26,678 shares of common stock and (ii) 6,124 shares of common stock issuable upon the exercise of the Stock Offering warrants (Willard L Simons).
248
Includes (i) 24,226 shares of common stock and (ii) 7,568 shares of common stock issuable upon exercise of the Series B warrants Willard L. Simons may be deemed to be the beneficial owner of the shares of our common stock held by the Simons IRA - Sterne Agee & Leach Inc. C/F Willard L.   (Willard L. Simons IRA - Sterne Agee & Leach Inc. C/F).

249
Includes (i) 34,679 shares of common stock and (ii) 8,670 shares of common stock issuable upon exercise of the Stock Offering warrants. William A. Valka and Barbara B. Valka may be deemed to be  the beneficial owner of the shares of our common stock held by Valka, William A. and Barbara B. (JTWROS).   (William A. and Barbara B. Valka, (JTWROS)).

250	Includes (i) 121,090 shares of common stock and (ii) 30,272 shares of common stock issuable upon exercise of the Series B warrants (William H. Hieronymus).
251
Includes (i) 12,109 shares of common stock and (ii) 6,054 shares of common stock issuable upon exercise of the Series B warrants. William J. Diamond  & Andrea Sullivan may be deemed to be the beneficial owner of the shares of our common stock held by  William J. Diamond  & Andrea Sullivan (JTWROS).   (William J. Diamond  & Andrea Sullivan (JTWROS)).

252
Includes (i) 30,272 shares of common stock and (ii) 7,568 shares of common stock issuable upon exercise of the Series B warrants.  William L. Lane & Leann Lane may be deemed to be the beneficial owner of the shares of our common stock held by the William L. Lane & Leanne Lane (JTWROS).   (William L. Lane & Leanne Lane (JTWROS)).

253	Includes (i) 34,679 shares of common stock and (ii) 8,670 shares of common stock issuable upon the exercise of the Stock Offering warrants (William Wade Brawley).
254	Includes (i) 15,136 shares of common stock and (ii) 7,568 shares of common stock issuable upon exercise of the Series B warrants (William Woodford).
255
Includes (i) 138,720 shares of common stock and (ii) 34,680 shares of common stock issuable upon exercise of the Stock Offering warrants.  Patricia White and/or William Wilson III may be deemed to be the beneficial owner of the shares of our common stock held by Wilson, William, III and Wilson, Patricia White COTTEE of The Wilson Family Restated Living Trust UTA dtd 04/2004.   (Wilson, William, III and Wilson, Patricia White COTTEE of The Wilson Family Restated Living Trust UTA dtd 04/2004).

256	Includes (i) 19,980 shares of common stock and (ii) 4,995 shares of common stock issuable upon exercise of the Series B warrants (Wojciech Rybacki).
257
Includes (i) 11,305 shares of common stock and (ii) 7,054 shares of common stock issuable upon exercise of the 2012 Common Stock placement agent warrants at an exercise price of 2.48.  Ms. Zhou is affiliated with the Placement Agent of the Stock Offering and the 2012 Common Stock Offering  (Xiaowei Zhou.).

258	Includes (i) 36,326 shares of common stock and (ii) 9,081 shares of common stock issuable upon exercise of the Series B warrants (Yogesh Desai).

Except as disclosed in the table above, to our knowledge, none of the selling stockholders or beneficial owners:

●	has had a material relationship with us other than as a stockholder at any time within the past three years;

●	has ever been one of our officers or directors or an officer or director of our affiliates; or

●	are broker-dealers or affiliated with broker-dealers.

With respect to those selling stockholders noted above who are or were affiliated with registered broker-dealers, each has represented to us that the shares being registered for resale were purchased in the ordinary course of business and, at the time of purchase, such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute the shares.